Exhibit (c)(5)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Project Francis Conflicts Committee GP LLC of the Board of Directors of Arkose March 22, 2018 STRICTLY PRIVATE AND CONFIDENTIAL. This document is being sent to you for your information only as an investment banking clie nt of Goldman Sachs and should not be forwarded outside of your organization. This document has been prepared by the Investment Banking Division and is not a product of Goldman Sachs Global Investment Research. This document should not be used as a basis for trading in the securities or loans of the compani es named herein or for any other investment decision. This document does not constitute an offer to sell the securities or loans of the companies named herein or a solicitation of proxies or votes and should not be construed as consisting of investment advice. Goldman Sachs does not provide accounting, tax, or legal advice.

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PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Table of Contents I. Executive Summary Appendix A: Appendix B: Appendix C: Appendix D: Market Commentary on Simplifications, Arkose Family, and Governance Recent Arkose Family Trading and Market Context Summary of Management Forecasts and Status Quo Midstream Trading Arkose and Midstream Sector Relative Trading 2

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY I. Executive Summary

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Historical Context Energy Indices Last 5 Years for Major U.S. Equity and 100% 80% 60% 40% 20% 0% (20)% (40)% (60)% Mar-2013 Jan-2014 Nov-2014 Sep-2015 Jul-2016 May-2017 Mar-2018 Source: Bloomberg market data as of 20-Mar-2018 1 Includes Kinder Morgan, ONEOK, and Williams Companies. 4 Executive Summary Ale rian M LP Inde x (45)% S&P 500 Ene rgy Inde x (15)% Curre nt S&P500 M ids tre am ¹ (14)% Indexed Price S&P 500 Inde x 74%

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Alerian Constituent Shareholders Have Widespread Distribution Cuts 4th Quarter 2017 vs. 1st Quarter 2014 LQA DPU Experienced - (0)%-(25)% 6 Filed for Bankruptcy³ Source: Company filings, Bloomberg, data as of Q4 2017 Note: Adjusted for the impact of stock market splits and merger transactions that have occurred since 20-Jun-2014 (release date of Alerian constituent list shown above). 1 Formerly Tesoro Logistics. 2 Formerly Exterran Partners. 3 Common unitholders’ equity either wiped out or entity has not emerged from bankruptcy. 5 Executive Summary Phillips 66 EQT Midstream MPLX Andeavor Logistics¹ Sunoco Logistics Magellan Western Gas Spectra Energy LP TC Pipelines Enterprise Buckeye Golar LNG EnLink AmeriGas DCP Midstream ONEOK Partners NuStar Energy Cheniere Partners Calumet Genesis Energy Energy Transfer Williams Partners MarkWest Alliance Targa Resources LP Regency NGL Energy Suburban Propane Enbridge Energy Ptnrs. Martin Midstream Atlas Pipeline ArchRock² Navios Maritime Plains Crestwood Midstream Legacy Reserves Kinder Energy Partners El Paso Pipeline Teekay LNG Ferrellgas Seadrill Natural Resource Ptnrs. EV Energy Teekay Offshore Atlas Resource Ptnrs. BreitBurn Linn Energy Memorial Production QR Energy Vanguard 147% 109% 85% 69% 63% 50% 47% 33% 23% 20% 15% 11% 8% 8% 5% 2% 0% 0% 0% (7)% (9)% (10)% (16)% (17)% (26)% (27)% (29)% (31)% (36)% (37)% (42)% (47)% (52)% (52)% (60)% (75)% (78)% (80)% (80)% (80)% (80)% (87)% (90)% (98)% (100)% (100)% (100)% (100)% (100)% (100)% MLP Classification MidstreamMaritime UpstreamRefining Logistics Propane and Compression Median Distribution % Inc / (Dec) by Subgroup Frequency of DPU Inc / (Dec) + 51% and Above6 Alerian Median(27)%+ 26%-50%2 Midstream(9)+ 0%-25%10 Non-Upstream Median(8)-(26)%-(50)%8 - (51)% and Below18

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Issuance of Midstream Public Company Equity Has Slowed; Private Equity Has 2013 – 2018 YTD | ($ in billions) Filled the Gap Equity Issuance 2013 2014 2015 2016 2017 2018 YTD $98 $92 $49 $43 $51 $63 Price ($/bbl) $ 11 201320132013 2013 Q4 2014 Q1 2014 Q2 2014 Q3 2014 Q4 2015 Q1 2015 Q2 2015 Q3 2015 Q4 2016 Q1 2016 Q2 2016 Q3 2016 Q4 2017 Q1 20172017 2017 Q4 2018 Q1 Q1 Q2Q3 Q2 Q3 2013 2014 2015 2016 2017 2018 Common Equity Convertible Preferred Source: DealLogic 6 Executive Summary $ 7$ 7 $ 10 $ 4 $ 8 $ 7 $ 6$ 7 $ 5 $ 5 $ 4 $ 3 $ 2 $ 3 $ 4$ 4 $ 1 $ 3 $ 1 $ 3 $ 2 $ 1 $ 2 $ 3 $ 1 $ 1 $ 3 $ 3 $ 2 $ 2 $ 1 $ 1 Annual$ 30$ 29$ 12$ 9$ 14$ 2 Quarterly Avg.873242 Avg. WTI Crude

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Midstream Restructurings Have Also Increased

Last 5 Years

INVESTMENT BANKING DIVISION

Midstream Company Restructurings and Recapitalizations


Key:
"Acquirer/Parent (Target)" or "MLP Recapitalizating"
Plains (Plains Natural Gas Storage)
Pioneer (Pioneer Southwest Energy Partners)
2013
Kinder Morgan (El Paso Pipeline Partners)
Kinder Morgan (Kinder Morgan Partners)
2014
Energy Transfer Partners (Regency)
Crestwood (Crestwood Midstream)
Access Midstream (Williams Partners)
2015
Plains All American
SemGroup (Rose Rock Midstream)
Targa Resources (Targa Resources Partners)
2016
MPLX
Holly Energy Partners
Andeavor Logistics (Western Refining Logistics)
Andeavor Logistics
ONEOK (ONEOK Partners)
Williams Partners
Vitol / Buckeye (VTTI Partners)
WPT GP (World Point Terminals)
Energy Transfer Partners (PennTex)
Sunoco Logistics (Energy Transfer Partners)
2017
Arkose
Tallgrass Energy
NuStar (NuStar Holdings)
Spectra Energy Partners
USA Compression
Archrock (Archrock Partners)
2018 YTD

	2013	2014	2015	2016	2017	2018 YTD
No. of Restructurings	2	2	3	3	10	6
No. of IPOs	15	14	5	1	4	0

■ IDR Recapitalization ■ Parent-to-LP Merger ■ LP Buy-In / LP Repurchase ■ LP-to-LP Merger □ Announced Structural Review

Source: Company press releases and Wall Street research

Executive Summary

7

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Types of Midstream Restructurings and Recapitalizations Primary Transaction Features An existing LP entity issues new LP units to its parent entity that holds incentive distribution rights (IDRs) — Newly issued LP units are compensation for the elimination of IDRs going forward Existing LP unitholders continue to hold LP units in same legal entity and exposed to same operational assets before and after transaction With limited exception, LP unitholders’ governance rights remained unchanged and limited Parent entity – either a 1099 or K-1 – merges with a controlled LP subsidiary in a mostly equity transaction; parent is typically surviving entity — Parent entity assets typically consist of IDR interests with substantial cash flow, LP interest in the underlying LPs, and may include limited stand-alone operating assets Surviving entity holds the operating assets and parent and LP equity holders own same securities post transaction For parents organized as taxable entities (1099), these transactions are taxable to the LP unitholders Parent entity acquires a controlled LP subsidiary in a mostly cash transaction, typically done in order to: — Simplify corporate structure of a previously acquired controlling interest in a public entity, or — Repurchase a poorly trading, extremely small, or stranded MLP Typically, LP unitholders are cashed out of their investment as a result of the transaction, and parent entity acquires the operating assets (but can also be done with parent equity at a much larger entity) Parent entity directs the merger of two affiliated LPs in an all equity transaction Transaction is typically effected in order to simplify corporate structure and/or reduce the combined cost of capital LPs in each entity continue to hold an LP interest and own a security with interests in the combined operating assets 8 Executive Summary LP-to-LP Merger LP Buy-In or LP Repurchase Parent-to-LP Merger IDR Recapitalizations

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs | INVESTMENT BANKING DIVISION

Recent Transaction Examples

IDR Recapitalizations

- Plains All American Pipeline, L.P. / Plains GP Holdings — 11-Jun-2016
- Williams Partners L.P. / Williams — 09-Jan-2017
- Andeavor Logistics / Andeavor — 14-Aug-2017
- Holly Energy Partners / HollyFrontier — 19-Oct-2017
- MPLX / Marathon Petroleum Corporation — 15-Dec-2017
- USA Compression / USAC GP — 16-Aug-2018
- Spectra Energy Partners / Enbridge — 22-Jan-2018

Parent to LP Mergers

- Kinder Morgan / Kinder Morgan, El Paso Pipeline Partners — 10-Aug-2014
- Crestwood Equity Partners LP / Crestwood — 06-May-2015
- Targa / NGLS (Targa Resources Partners) — 03-Nov-2015
- SemGroup / Rose Rock Midstream — 31-May-2016
- ONEOK / ONEOK Partners — 01-Feb-2017
- Archrock / Archrock Partners — 02-Jan-2018
- NuStar / NuStar GP Holdings, LLC — 08-Feb-2018

LP Buy In Or LP Repurchase

- Pioneer Natural Resources / PSE — 12-Aug-2013
- Plains All American Pipeline, L.P. / PAA Natural Gas Storage — 27-Aug-2013
- TransCanada / Columbia Pipeline Partners — 26-Sep-2016
- Buckeye Partners, L.P., Vitol / vtti — 08-May-2017
- Energy Transfer / PennTex Midstream Partners — 18-May-2017
- WPT GP / World Point Terminals — 02-Jun-2017

LP-to-LP Merger

- Access Midstream Partners / Williams Partners LP — 26-Oct-2014
- Energy Transfer / Regency Energy Partners — 30-Apr-2015
- Sunoco Logistics / Energy Transfer — 21-Nov-2016
- Andeavor Logistics / Western Refining Logistics — 14-Aug-2017

Source: Company press releases
Note: Dates shown are the day the companies announced a definitive agreement.

Executive Summary 9

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Summary of Transaction Rationale for IDR Recapitalizations and Parent-to-LP Mergers

INVESTMENT BANKING DIVISION

		Selected Rationale Highlighted by Management and Research							
Company	Structure	No / Low DPU Growth	Poor LP Cash Coverage	Low Capex / No Drops	Prior IDR "Givebacks"	Balance Sheet / Equity Access	Tax Benefits	LP Unitholder Distn. Cut	Type
Kinder Morgan	Parent Acquire LP	✓	✓		✓		✓	N/A	Defensive
Crestwood	Parent Acquire LP	✓	✓			✓		✓	Defensive
Targa	Parent Acquire LP	✓	✓		✓		✓	✓	Defensive
SemGroup	Parent Acquire LP	✓	✓			✓	✓	✓	Defensive
Plains GP Holdings	IDR Recap	✓	✓					✓	Defensive
Williams	IDR Recap	✓	✓		✓			✓	Defensive
ONEOK	Parent Acquire LP	✓					✓	✓ (slightly)	Proactive
HollyFrontier	IDR Recap			✓	✓	✓			Neutral
Archrock	Parent Acquire LP			✓		✓	✓	✓	Defensive
NuStar	LP Acquire Parent	✓	✓		✓	✓		✓	Defensive
Spectra Energy Partners	IDR Recap				✓				Proactive

Source: Company filings. Note: See appendix for additional details on transaction rationale and commentary. Excludes Andeavor, MPLX and USAC, which had additional concurrent transactions.

Executive Summary 10

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Summary Structural Implications of Parent-to-LP Mergers

INVESTMENT BANKING DIVISION

In prior parent-to-LP mergers, LPs typically received governance rights as a result of receiving stock in a traditional C-Corp

	Parent Status		Transaction	Pro Forma Combined		LP Target Change in Status	
Company	Governance	Tax	Consideration	Governance	Tax	Governance	Tax
Kinder Morgan / Kinder Morgan (10-Aug-2014)	Corporate-Style	1099	Stock and Cash	Corporate-Style	1099	✓	✓
Kinder Morgan / El Paso Pipeline Partners (10-Aug-2014)	Corporate-Style	1099	Stock and Cash	Corporate-Style	1099	✓	✓
Crestwood / Crestwood (06-May-2015)	Partnership-Style	K-1	Stock	Partnership-Style	K-1	✗	✗
Targa / NGLS (Targa Resources Partners) (03-Nov-2015)	Corporate-Style	1099	Stock	Corporate-Style	1099	✓	✓
SemGroup / Rose Rock Midstream (31-May-2016)	Corporate-Style	1099	Stock	Corporate-Style	1099	✓	✓
ONEOK / ONEOK Partners (01-Feb-2017)	Corporate-Style	1099	Stock	Corporate-Style	1099	✓	✓
Archrock / Archrock Partners (02-Jan-2018)	Corporate-Style	1099	Stock	Corporate-Style	1099	✓	✓
NuStar / NuStar (08-Feb-2018)	Partnership-Style	K-1	Stock	Partnership-Style	K-1	✗	✗

Source: Company filings

Executive Summary 11

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Summary of Selected Restructuring, Recapitalization, and Simplification Transactions

INVESTMENT BANKING DIVISION

	Transaction Structure	Remaining Midstream-Related Securities	Pro Forma GP Shareholder Security	Pro Forma GP Shareholder Future Cash Flow	Relevant Precedents
Midstream – GP Only	Midstream IDR Recapitalization	2 (GP and Midstream w/ no IDRs)	1099 (Unchanged)	■ Assets: Midstream assets ■ Taxes: GP remains cash taxpaying entity	Many recent examples
	GP Buys Midstream	1 (GP survives w/ no IDRs)	1099 (Unchanged)	■ Assets: Midstream assets ■ Taxes: GP has expected reduction in near-term cash taxes — Long-term, will remain cash taxpaying entity	Many recent examples
	Midstream Buys GP	1 (Midstream survives w/ no IDRs)	K-1 (Changed)	■ Midstream entity likely will have some entity-level cash tax friction post transaction ■ GP shareholder converted to pass-through treatment	Markwest (2007)
Inc'l. Upstream	Upstream Buys GP	1 (Midstream survives w/ IDRs)	1099	■ Assets: Upstream assets + IDRs ■ Taxes: Upstream cash tax profile	N/A
	Upstream Spins-and-Merges Its 53% Interest in Midstream Into GP	2 (GP and Midstream remain w/ IDRs)	1099 (Unchanged)	■ Assets: IDRs + Midstream units ■ Taxes: GP remains cash taxpaying entity	EQT's pending separation of EQT Midstream

Executive Summary 12

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Simplification Trends Have Tended to Reduce Exposure to MLPs/K-1s and Increase Exposure to C-Corp/1099 Markets

INVESTMENT BANKING DIVISION

	MLP	C-CORP / UP-C
Sizing the Total Universe	■ There are ~100 publicly traded Energy MLPs ■ Total market cap of Energy MLPs is $376bn ■ 505 investors have positions in Alerian Index companies ■ Top 20 Alerian Index Investors have a combined $2.2 trillion in equity AUM	■ There are ~85 Energy companies in the S&P 1500 (400, 500, 600 Indices) ■ Total market cap of Energy companies in the S&P 1500 is $1.4 trillion ■ 3,668 investors have positions in Energy companies in the S&P 1500 ■ Top 20 investors of Energy companies have a combined $7.4 trillion in equity AUM

Shareholder Ownership Breakdown

MLPs: Significant Insider and Retail Holdings


Insider 17%
Float 83%
Inst. 50%
Retail 50%

C-Corp Energy: Greater Float and Institutional Holdings[1]


Insider 2%
Float 98%
Retail 16%
Inst. 84%

Depth in Largest Investors

Top 20 Alerian Index Investors

Investor	Pos. ($mm)	Investor	Pos. ($mm)
Tortoise	$ 9,286	Salient Capital	$ 2,074
OFI SteelPath	6,142	Cushing	1,723
Harvest Fund	5,529	Fidelity	1,634
Kayne Anderson	4,842	Neuberger Berman	1,454
GSAM	4,742	Eagle Global	1,197
ClearBridge	2,885	Miller/Howard	886
Center Coast	2,776	OppenheimerFunds	839
Energy Income	2,382	MFS	720
Chickasaw Capital	2,200	Duff & Phelps	700
Advisory Research	2,131	Westwood	634

Top 20 S&P 500 Energy Investors

Investor	Pos. ($mm)	Investor	Pos. ($mm)
Fidelity	$ 21,721	BlackRock	$ 6,237
Wellington	20,885	Invesco	6,072
Capital World	20,875	Barrow, Hanley	5,667
Capital Research	16,315	ClearBridge	5,585
Norges Bank	12,311	Franklin Advisers	5,474
T. Rowe Price	11,623	Capital International	5,179
JP Morgan AM	11,118	American Century	5,109
Dodge & Cox	10,191	First Eagle	5,033
Nuveen / TIAA-CREF	8,849	AllianceBernstein	4,853
BlackRock (UK)	7,870	Boston Partners	4,542

Source: Bloomberg, Dealogic, Thomson Reuters as of 4Q 2017
Note: Blue shading denotes overlap between top MLP / Energy C-Corp investors
[1]Includes average of Energy companies in the S&P 500.

Executive Summary 13

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

1099 Entities That Hold Only K-1 Units Tend to Trade at a Slight Premium to NAV Implied by MLP Unit Price

C-Corp Premium / (Discount) to NAV Since IDR Elimination[1]


Williams
(WMB owns only WPZ units)
15 %
10 %
5 %
0 %
(5)%
Jan-2017
Mar-2017
Jun-2017
Aug-2017
Oct-2017
Dec-2017
Mar-2018
3 %


PLAINS GP HOLDINGS
(PAGP owns only PAA units)
10 %
5 %
0 %
(5)%
Feb-2017
May-2017
Jul-2017
Oct-2017
Dec-2017
Mar-2018
3 %

Source: Company filings, Capital IQ, Bloomberg market data as of 20-Mar-2018

[1] Actual GP entity share price (WMB and PAGP, respectively) over share price implied by net asset value calculated using unit price of MLP entity (WPZ and PAA, respectively).

Executive Summary

14

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY The Largest Midstream Equity Follow-On Offerings Have Been 1099 Entities $ 1,322 $ 1,050 $ 1,007 $ 936 $ 737 $ 721 $ 703 $ 680 $ 674 $ 666 Secondary Partners Date 20-Oct-14 26-Feb-15 14-Aug-17 1-May-14 13-May-14 11-Mar-15 27-Feb-14 1-Feb-18 25-Mar-15 12-Apr-17 Marketing Type Marketed Block Block Marketed Overnight Marketed Marketed Block Overnight Block % of Market Cap. 28.7% 5.3% 4.7% 28.9% 8.0% 13.5% 13.9% 11.8% 10.4% 15.5% $ 3,474 $ 2,366 $ 2,318 $ 2,168 $ 2,008 $ 1,725 $ 1,658 $ 1,497 $ 1,439 $ 1,371 Secondary Secondary Secondary Secondary Date 17-Jun-14 11-Oct-12 10-Aug-12 9-Jan-17 6-Jun-12 10-Nov-14 12-Dec-12 23-Feb-17 2-Dec-15 16-Jan-01 Marketing Type Marketed Block Block Overnight Block Marketed Marketed Block Overnight Marketed % of Market Cap. 8.2% 9.8% 9.4% 9.1% 7.8% 11.4% 7.9% 33.8% 20.6% 8.0 % Source: Dealogic Note: Includes US listed midstream MLP and C-Corp follow-ons since 2000. Pattern faded filling denotes secondary offering. Executive Summary 15 Largest C-Corp Midstream Follow-Ons Largest MLP Follow-Ons

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY On a Simplified Basis, Tax Reform Has Tended to Narrow the MLP Tax Advantage Vs. C-Corp-Like Entities Illustrative Return Post Tax Reform Old Law Tax Reform Old Law Tax Reform MLP Tax Advantage @ Various Tax Shields 0% 20% 40% 60% 80% 100 % Note: Analysis addresses federal taxes only (no state or local taxes reflected). Assumes 100% payout ratio. ¹ Includes 3.8% Medicare tax. Tax Reform scenario assumes 20% deduction on 37% tax rate. Analysis excludes tax shield benefit that results from the acquisition of MLP units (but not C-Corp stock), and recaptures taxes on sale of MLP units Executive Summary 16 Insensitive Individual Investor 6.4% 5.1% 3.8% 2.6% 1.3% 0.0 % Tax Investor 21.0% 16.8% 12.6% 8.4% 4.2% 0.0 % Assumes income fully taxable; any additional tax shield reduces MLPs’ relative tax advantage Tax Shield as % of PBT MLP Tax Advantage7.1%6.4%35.0%21.0 % C-CorpMLP C-CorpMLPC-CorpMLP C-CorpMLP Profit Before Tax (PBT)$ 100$ 100 Less: Net Accelerated D&A--$ 100$ 100$ 100$ 100 ----$ 100$ 100 --Taxable Income$ 100$ 100 $ 100$ 100$ 100$ 100 $ 100$ 100 % Tax Shield0.0%0.0 % Corporate Tax Rate35.0%-Corporate Tax Paid$ 35-Shareholder Dividend$ 65$ 100 Shareholder Tax Rate¹23.8%43.4 % Shareholder Tax Paid$ 15$ 43 0.0%0.0%0.0%0.0% 21.0%-35.0%-$ 21-$ 35-$ 79$ 100$ 65$ 100 23.8%33.4%0.0%0.0% $ 19$ 33$ 0$ 0 0.0%0.0% 21.0%-$ 21-$ 79$ 100 0.0%0.0% $ 0$ 0 After Tax Proceeds$ 50$ 57 Total Tax Paid$ 50$ 43 $ 60$ 67$ 65$ 100 $ 40$ 33$ 35$ 0 $ 79$ 100 $ 21$ 0 Effective Tax Rate50.5%43.4% 39.8%33.4%35.0%-21.0%-Tax Insensitive Investor Individual Investor

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Arkose Midstream Outlook Is One of High Growth With No Forecast Equity Issuance

INVESTMENT BANKING DIVISION

2018 – 2020 EBITDA CAGR


Median: 17 %
60 %
45 %
38 %
31 %
29 %
27 %
27 %
23 %
21 %
20 %
14 %
13 %
13 %
12 %
6 %
6 %
5 %
4 %
4 %
3 %
Dominion Midstream
Noble Midstream
BP Midstream
CONE Midstream
Arkose Midstream (Management)
Arkose Midstream (IBES)
Hess Midstream
Phillips 66 Partners
EQT Midstream
Valero Energy
DCP Midstream
Western Gas
Andeavor Logistics
Summit
EnLink Midstream
Crestwood
Targa Resources
Holly Energy
Enable Midstream
Tallgrass

2018 – 2020 DCF CAGR


Median: 12 %
23 %
22 %
22 %
21 %
21 %
15 %
15 %
14 %
13 %
12 %
12 %
9 %
8 %
7 %
7 %
7 %
5 %
4 %
2 %
(1)%
Dominion Midstream
Targa Resources
Targa Resources
Arkose Midstream (Management)
Arkose Midstream (IBES)
Phillips 66 Partners
Hess Midstream
Noble Midstream
CONE Midstream
DCP Midstream
EQT Midstream
BP Midstream
Summit
Western Gas
Andeavor Logistics
Crestwood
Enable Midstream
Holly Energy
EnLink Midstream
Tallgrass

2018 – 2020 DPU CAGR


Median: 8 %
29 %
28 %
21 %
20 %
17 %
16 %
15 %
15 %
14 %
11 %
6 %
5 %
5 %
3 %
2 %
2 %
1 %
1 %
1 %
1 %
Arkose Midstream (Management)
Arkose Midstream (IBES)
Dominion Midstream
Noble Midstream
BP Midstream
EQT Midstream
Hess Midstream
CONE Midstream
Valero Energy
Phillips 66 Partners
Andeavor Logistics
Western Gas
Crestwood
Enable Midstream
DCP Midstream
Tallgrass
Holly Energy
Summit
Targa Resources
EnLink Midstream

Source: Projections provided by Arkose management on 09-Mar-2018 ("Arkose Projections"), IBES, and Bloomberg market data as of 20-Mar-2018

Executive Summary
17

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Midstream’s Differentiated Growth Rate Does Not Appear To Translate Directly Into Differentiated Relative Valuation Distributable Cash Flow Per Unit / Share Distribution Per Unit / Share 6% 5% Phillips 66 Midstream - Midstream 6% e Midstream - Partners CNX 7% Targa Midstream 8% 8% e am - t Midstream Western Gas Midstream 9% Holly Energy Logistics 10% Midstream 10% 13% 12% 0% 10% 20% '18-20 DPU CAGR 30% 0% 5% 10% 15% 20%25% 30% '18-20 LP DCF CAGR Source: Arkose Projections, IBES, Wall Street research, and Bloomberg market data as of 20-Mar-2018 Note: Chart does not show Summit Midstream partners:, which has a 2018E 16% DCF yield / 9% CAGR and 16% DPU yield / 1% CAGR. Executive Summary 18 2018 DCF Yield 2018 DPU Yield Arkose EntityIllustrative Midstream Comparable Shell Phillips 66 BP MidstreamPartners Targa Arkose Arkos Valero Midstream - Midstre Partners CNX IBES Mgm PartnersDominion EQT Midstream Andeavor PartnersDCP EnableCrestwood EnLink Arkose PartnersShellIBES Midstream ValeroArkos MidstreamMgmt EQT Dominion Midstream Western Gas Partners DCP MidstreamCrestwood Andeavor Logistics Enable Holly Energy Partners Tallgrass Energy EnLink Memo: Aggregate ’18-20 Midstream Total DCF CAGR:32% (Mgmt)24% (Broker Median) GP Growth rate in distributions even higher: ~58% (both IBES and Mgmt)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Arkose Upstream’s Production Growth Is the Driver of Midstream and GP’s Cash Flow Growth Upstream Net Daily Production (Mmcfe/d) 5,194 4,078 2018E 2019E 2020E 2021E 2022E Management Consensus Gas Price Forecast WTI Price Forecast $ 62.00 $ 3.20 $ 3.19 $ 61.92 $ 61.00 $ 60.00 $ 57.30 $ 3.05 $ 60.25 $ 59.57 $ 3.03 $ 3.00 $ 57.00 $ 2.89 $ 2.86 $ 2.85 $ 54.15 $ 2.82 $ 2.81 $ 56.18 $ 52.17 $ 2.83 $ 53.76 $ 2.81 $ 2.80 $ 52.29 $ 2.76 $ 51.67 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E Management Consensus Strip Source: Arkose Projections, IBES , and Bloomberg market data as of 20-Mar-2018 19 Executive Summary 373423169 # of Analysts232012107 # of Analysts1917722 4,545 4,448 3,9563,819 3,3303,268 2,7022,689

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Upstream’s Production Growth Is Strong Versus Other Large Appalachian YE 2018E – 2020E CAGR Producers Gas Growth (18E-20E CAGR): 15% 21% 19% 12% 23% 14% 28 % Liquids Growth (18E-20E CAGR): 7% 20% 18% 10% 1% 8% 20% 26 % EQT Upstream - Management Upstream - Consensus RRC COG GPOR CNX 18E Daily Prod’n (Mmcfe/d): 20E Daily Prod’n (Mmcfe/d): 4,231 2,702 2,689 2,252 2,127 1,449 344 5,494 3,945 3,797 2,786 3,207 1,855 547 Source: Bloomberg as of 20-Mar-2018 20 Executive Summary 23% 21% 13% 14% 19% 11%

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Production Growth Trends Suggest Deceleration in Volume Growth in Appalachia 2018E & 2019E Production Estimates | Last 12 Months | (Mmcfe/d) Change in 2018E Production Forecast (LTM) 120% 110% 100% 90% 80% 70 % Apr-17 May-17 Jun-17 Jul-17 Aug-17 Sep-17 Oct-17 Nov-17 Dec-17 Jan-18 Feb-18 Mar-18 Change in 2019E Production Forecast (LTM) 120% 110% 100% 90% 80% 70 % Apr-17 May-17 Jun-17 Jul-17 Aug-17 Sep-17 Oct-17 Nov-17 Dec-17 Jan-18 Feb-18 Mar-18 Source: Bloomberg as of 20-Mar-2018 Note: EQT historical estimates adjusted for acquisition of RICE. Executive Summary 21 GPOR (22)% RRC (14)% AR 2 % COG (3)% EQT (4)% CNX 13 % CNX 11 % EQT (3)% AR (4)% COG (5)% RRC (9)% GPOR (12)%

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Improving FCF Generation and Ability to Return Capital Is An Area of Focus Across the E&P Sector Change in Aggregate FCF (2018E) by E&P Peer Group | (US$ in billions) $ : $ 20 $(1) Source: Bloomberg; Capital IQ; market data as of 20-Mar-2018 1 Majors includes BP, CVX, ENI, RDSA, REP, STL, TOTF, and XOM. 2 Large Cap includes APA, APC, CHK, CLR, COP, DVN, EOG, HES, MRO, NBL, OXY, and PXD. 3 Permian includes CDEV, CPE, CXO, EGN, FANG, JAG, LPI, PE, PXD, and RSPP. 4 Bakken includes OAS and WLL. 5 Appalachia includes AR, CNX, COG, EQT, GPOR and RRC. 6 Diversified includes CRZO, ECA, MUR, NFX, PDCE, QEP, WPX, and XEC. 22 Executive Summary Then Now $ Then Now $ 2018 Consensus Estimates WTI 52.25 15% $ 60.00 HH 3.20 (4)% $ 3.06 $ 25 $ 9 $ 8 $ 1 $ 3 $ 1 $ 2 $ 1 $ 0 Total FCF From Peer Groups ($ Billions) 30-Sep-2017:$(2) Current:$ 34 $ 0 $ 5 Majors1 $(0) Bakken4 $(1) Diversified6 $(2) Large Cap2 $(2) Permian3 $(2) Appalachia5 Cash from Operations $ 180 $ 204 Capex (115) (116) $ 44 $ 57 (40) (43) $ 10 $ 14 (12) (15) $ 8 $ 10 (10) (9) $ 9 $ 12 (9) (11) $ 1 $ 2 (2) (2) FCF (Before Dividends) $ 65 $ 88 $ 4 $ 14 $(2) $(0) $(2) $ 1 $(1) $ 1 $(0) $ 0 Dividends (60) (63) (5) (6) (0) 0 (0) (0) (0) (0) 0 0 30-Sep-2017 Current

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Perspectives on Natural Gas Forward Curve and Consensus Estimates Over Time $ 3.38 $ 3.00 $ 2.79 $ 2.75 $ 2.51 $ 2.30 $ 2.11 Winter '15A-'16A (Oct-Mar Avg.) Heating Degree Days (Oct-Mar Avg.) 2016E 2017E 2018E $ 3.25 $ 3.22 $ 3.12 $ 3.14 $ 3.14 $ 2.99 $ 2.85 Winter '16A-'17A (Oct-Mar Avg.) Heating Degree Days (Oct-Mar Avg.) 2017E 2018E 2019E $ 3.03 $ 3.05 $ 3.00 $ 2.90 $ 2.86 $ 2.80 $ 2.76 Winter '17A-'18A (Oct-Mar Avg.) 2018E 2019E 2020E Heating Degree Days (Oct-Mar Avg.) Source: EarthSat, Bloomberg market data as of 20-Mar-2018 Note: Winter averages and heating degree days for 2017 based on 1-Oct to 31-Mar; 2018 based on 1-Oct to 20-Mar. Executive Summary 23 At March 2018 At March 2017 At March 2016 Actual Prompt Month AverageNYMEX StripConsensus 3,715 3,491 3,452

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Recent Perspectives Curve on Natural Gas Forward Cash Natural Gas Prices ($/mmbtu) Henry Hub Cash and Forward Prices ($/mmbtu) $ 160 $7 $ 140 $6 $ 120 $ 100 $5 $ 80 $4 $ 60 $ 40 $3 $ 20 $ 0 $2 Jan-14 Jan-15 Jan-16 Jan-17 Jan-18 Nov-17 Dec-17 Jan-18 Feb-18 Mar-18 Cash Prompt Future Cal18 Cal19 TRZ6 NY M3 DSP Panhandle Dawn Henry Source: Platts, CME, Earthsat, EIA (Market Data as of March 21, 2018) Executive Summary 24 Cold weather around the US lifted cash natural gas prices to the highest levels since the “Polar Vortex” in 2014, although long-dated prices were largely unaffected

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Cash Flow From Midstream to GP Common Shareholders
($ in millions, except where noted)

INVESTMENT BANKING DIVISION



100% Membership Interests
Management and Sponsors
AMGP GP LLC ("General Partner")
Public
67% LP Interest
Non-Economic General Partner Interest
(33% LP Interest)
Arkose Midstream GP LLC ("GP")
Series B
Series A Units (Capital Interests)
Series B Units (Profits Interests)
Arkose Midstream Partners GP LLC ("AMP GP")
Arkose IDR Holdings LLC ("IDR LLC")
Non Economic General Partner Interest
100% Incentive Distribution Rights
Public
Common Units (47% LP interest)
Arkose Midstream Partners ("Midstream")

Arkose Management Cash Flow Illustration

Midstream	2018E	2019E	2020E
EBITDA	$ 730	$ 989	$ 1,222
(-) Maintenance Capex, Interest Expense, and Reimbursement to Upstream			
Distributable Cash Flow	594	854	1,036
(-) Cash Coverage			
Distributed Cash Flow	$ 463	$ 649	$ 889
LP Distributions	320	414	533
IDR Distributions	143	236	355
IDR LLC			
IDRs From Midstream	$ 143	$ 236	$ 355
Cash Flow to Series B	7	12	20
Cash Flow to Series A	136	223	336
GP			
Series A Distributions	136	223	336
(-) G&A, Cash Taxes (25%), and 1.0 x Cash Coverage			
Distributed Cash Flow	$ 100	$ 165	$ 249

Source: Cash flows based on Arkose Projections. Organizational structure based on Arkose GP 424B4 filed 05-May-2017; public ownership of Arkose Midstream based on Midstream 2017 10-K; public interest in GP based on Arkose Management Presentation for Project Francis Due Diligence Meeting dated 14-Mar-2018.

Executive Summary 25

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Summary of Series B Units in Arkose IDR Holdings LLC

INVESTMENT BANKING DIVISION

Term	Description
General	■ Membership interests in Arkose IDR Holdings LLC (the "Company"), are designated as "Units" and divided into two classes: "Series A" and "Series B". The Series B Units are profit interests ■ As of December 31, 2017, 98,600 Series B Units were issued and outstanding (representing all authorized Series B Units), and 32,875 of which are vested — 48,000 held by CEO Paul Rady; 32,000 held by CFO Glen Warren; and 4,000 held by Midstream SVP and CFO Michael Kennedy
Transfer and Vesting Restrictions	■ Series B Units are subject to transfer restrictions and ratably vest over a three-year period on the anniversary date of their issuance (December 2016/January 2017). Any Series B Unit that fail to vest will be forfeited and not be re-issued — Certain senior executives of Arkose Midstream are also entitled to accelerated vesting of Series B Units upon involuntary termination of employment without cause, death or disability or certain change-of-control events.
Distributions	■ Series B Units are entitled to receive up to 6% of all quarterly cash distributions in excess of $7.5mm paid by Arkose Midstream Partners LP ("Midstream") on its incentive distribution rights ("IDRs"), subject to vesting conditions. — The Series A Units receive all other distributions (including the first $7.5mm in quarterly cash distributions made prior to distributions to Series B Units) ■ Series B Units do not participate in distributions prior to vesting, but upon vesting are entitled to receive catch-up distribution in an amount equal to pro rata share of distributions made prior to vesting
Optional Conversion	■ Series B Units may be converted by holders into common shares of Arkose Midstream GP LP ("GP") with a value equal to the pro rata share of up to 6% of any increase in GP's equity value in excess of $2.0bn ■ GP common shares issued pursuant to conversion capped at 6% of the GP common shares
Mandatory Conversion	■ Upon the earliest to occur of (i) December 31, 2026, (ii) a change of control of the Company or GP or (iii) a liquidation of the Company, GP may convert each outstanding Series B Unit into GP common shares, subject to certain limitations and in accordance with the conversion ratio described in the "Optional Conversion" section above

Source: Arkose IDR Holdings LLC Limited Liability Company Agreement dated 31-Dec-2016 and Arkose GP 2017 10-K

Executive Summary

26

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Conversion Calculation For Series B Units of Arkose IDR LLC

INVESTMENT BANKING DIVISION

Class B Conversion Into Status Quo GP Shares

20 Trading-Day GP VWAP	$ 18.10
(x) Common Shares Outstanding	186
GP Market Cap	$ 3,370
(-) $2.0bn Threshold	(2,000)
Equity Value Subject to Series B Take	$ 1,370
(x) Series B Take	6.0 %
(x) Units Outstanding	100 %
(x) Percent Vested	100 %
Total Entitlement	$ 82
(/) Vested Units Outstanding	99
Per Vested B Unit Entitlement	$ 0.83
(x) Vested Units Redeemed	99
(/) 20 Day GP VWAP (Current)	$ 18.10
Conversion - Common Shares Issued	5

Memo: illustrative assumption → (x) Percent Vested

Conversion Into Pro Forma GP + Midstream Shares

Illustrative Equity Value Used by Management in March 9, 2018 Presentation

GP Market Cap	$ 9,859
(-) $2.0bn Threshold	(2,000)
Equity Value Subject to Series B Take	$ 7,859
(x) Series B Take	6.0 %
(x) Units Outstanding	100 %
(x) Percent Vested	100 %
Total Entitlement	$ 472
(/) Vested Units Outstanding	99
Per Vested B Unit Entitlement	$ 4.78
(x) Vested Units Redeemed	99
(/) 20 Day GP VWAP (as of Magement Presentation)	$ 19.19
Conversion - Common Shares Issued	25

Source: GP 424 B4 filing dated 05-May-2017 and GP IDR Holdings LLC Limited Liability Company Agreement dated 31-Dec-2016; Bloomberg market data as of 20-Mar-2018
Note: 20-Trading Day VWAP based o

Executive Summary 27

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Combined Market Capitalization (Midstream + GP + Series B)

Since 1-Jun-2017 | ($ in millions)

Basis of Presentation

Midstream Units	187
Midstream Unit Price	$ 25.43
Midstream Equity Value	$ 4,754
GP Shares	186
GP Share Price	$ 16.09
GP Equity Value	$ 2,996
Series B Conversion Shares	5
GP Share Price	$ 16.09
Series B Equity Value	$ 73
Combined Equity Value	$ 7,823

Contributions to Equity Value

Midstream	61 %
GP	38
Series B	1

Historical Combined Market Cap



$ 11,500
$ 10,500
$ 9,500
$ 8,500
$ 7,500
$ in millions
Jun-2017
Sep-2017
Dec-2017
Mar-2018
Combined Market Cap
$ 7,823
GP Market Cap (+) Midstream Market Cap (+) Illustrative Series B Value

Source: CapIQ, Bloomberg market data as of 20-Mar-2018
Note: 1-Jun-2017 represents 21st day of public trading.

Executive Summary 28

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Cash Flow Ownership Per Management Projections GP vs IDR LLC Series B vs Midstream (i.e. Post GP-Level Cash Taxes) | ($ in mm) Midstream LP Unitholders GP - Common Shares IDR LLC - Series B Ratio of Cash Distributions Source: Arkose Projections Executive Summary 29 GP – Common SharesIDR LLC – Series BMidstream GP distributions after G&A and cash taxes Status Quo Cash Distributions to Equity FY 2018E $ 100 $ 7 $ 320 FY 2019E 165 12 414 FY 2020E 249 20 533 FY 2021E 324 26 640 FY 2022E 413 34 767 34% 3% 63% 33% 3% 65% 31% 2% 66% 28% 2% 70% 23% 2% 75%

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Ownership Impact and Share Price at Various Exchange Ratios (+) Shares Issued for Midstream Implied Midstream Unit Price Implied Premium to 1 Day Close Implied Premium to 30 day VWAP 262 $ 22.53 (11)% (16) 280 $ 24.14 (5)% (10) 299 $ 25.74 1% (4) 318 $ 27.35 8% 2 336 $ 28.96 14% 8 355 $ 30.57 20% 14 374 $ 32.18 27% 19 393 $ 33.79 33% 25 411 $ 35.40 39% 31 Pro Forma Ownership with 25mm Series B Conversion1 Former Series B Shareholders Former Midstream Unit Holders Midstream Public Upstream 5 5 5 5 4 4 4 4 4 26% 29 27% 30 28% 31 28% 32 29% 33 30% 33 30% 34 31% 34 31% 35 Total Shares Outstanding 472 491 510 529 547 566 585 603 622 Implied GP Share Price At Current Market Cap Illustrative Incremental Equity Value to Breakeven GP Share Price $ 16.56 (221) $ 15.93 80 $ 15.34 381 $ 14.80 682 $ 14.29 983 $ 13.82 1,283 $ 13.38 1,584 $ 12.97 1,885 $ 12.58 2,186 Pro Forma Ownership with 5mm Series B Conversion2 Former Series B Shareholders Former Midstream Unit Holders Midstream Public Upstream 1 1 1 1 1 1 1 1 1 27% 31 28% 31 29% 32 29% 33 30% 34 31% 34 31% 35 32% 36 32% 36 Total Shares Outstanding 452 471 490 509 527 546 565 583 602 Implied GP Share Price At Current Market Cap Illustrative Incremental Equity Value to Breakeven GP Share Price $ 17.29 (543) $ 16.60 (242) $ 15.97 59 $ 15.38 359 $ 14.84 660 $ 14.33 961 $ 13.86 1,262 $ 13.41 1,563 $ 12.99 1,863 Source: Upstream, Midstream, and GP 2017 10-Ks and Bloomberg market data as of 20-Mar-2018 1 Assumes Series B convert into quantity of common shares as shown in the Arkose management presentation on 09-Mar-2018. 2 Assumes Series B convert based on current GP market cap. 30 Executive Summary Total Former Midstream Unitholders58%60%61%62%64%65%66%67%68 % GP Current Shareholders41%40%38%37%35%34%33%32%31 % Total Former Midstream Unitholders55%57%59%60%61%63%64%65%66 % GP Current Shareholders39%38%37%35%34%33%32%31%30 % Memo: GP Current Shares Outstanding 186mm Current GP Share Price: $16.09 Combined Equity Value: $7.8bn Illustrative Exchange Ratios (Midstream / GP)1.4 x1.5 x1.6 x1.7 x1.8 x1.9 x2.0 x2.1 x2.2 x

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Midstream + IBES Projections ($ in millions) GP Value Market Value Status Quo EV / EBITDA Metric Midstream GP 2018E 2019E 2020E $ 727 930 1,181 12.0 x 9.3 7.4 12.4 x 9.7 7.6 12.6 x 9.9 7.8 13.3 x 10.4 8.2 14.0 x 11.0 8.6 14.7 x 11.5 9.0 15.4 x 12.0 9.5 16.1 x 12.6 9.9 12.4 x 9.7 7.6 22.3 x 13.6 9.0 Price / DCF Metric 2018E 2019E 2020E $ 607 781 939 12.3 x 9.6 8.0 12.9 x 10.0 8.3 13.2 x 10.2 8.5 14.0 x 10.9 9.0 14.8 x 11.5 9.6 15.6 x 12.2 10.1 16.5 x 12.8 10.6 17.3 x 13.4 11.2 12.2 x 10.0 8.4 29.8 x 18.2 12.1 Total Dist. Metric 2018E 2019E 2020E $ 456 637 858 6.1% 8.5 11.4 5.8% 8.1 11.0 5.7% 8.0 10.7 5.4% 7.5 10.1 5.1% 7.1 9.5 4.8% 6.7 9.0 4.6% 6.4 8.6 4.3% 6.1 8.2 6.7% 8.7 11.0 3.4% 5.5 8.3 Source: Arkose Projections, IBES/Wall Street research, and Bloomberg market data as of 20-Mar-2018 31 Executive Summary Memo: For illustrative purposes only. Does not adjust for shareholder reaction, potential tax synergies, or definitive agreement / deal structure. Enterprise Value $ 8,685 $ 9,008 $ 9,185 $ 9,685 $ 10,185 $ 10,685 $ 11,185 $ 11,685 Memo: Assumed Debt of $1.2bn Cash of $11mm Total Equity Value $ 7,500 $ 7,823 $ 8,000 $ 8,500 $ 9,000 $ 9,500 $ 10,000 $ 10,500

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Combined Shareholder Analysis

INVESTMENT BANKING DIVISION

Status Quo

Midstream Unitholders


Upstream / Sponsors / Insiders 53%
Institutional (Active) 45%
Institutional (Passive) 2%

Dedicated midstream: 62% of Institutions 30% of outstanding

Top Active Holders	% O/S
Tortoise	5.6 %
GSAM	5.0
Alps	3.9
Harvest	3.3
Neuberger Berman	3.1
Chickasaw	2.5
Salient	2.5
Natixis	2.0
Morgan Stanley	1.9
Tinicum	1.8

GP Common Shareholders


Retail 4%
Institutional (Active) 36%
Sponsors / Insiders 59%
Institutional (Passive) 1%

Dedicated midstream: 45% of Institutions 16% of outstanding

Top Active Holders	% O/S
OFI SteelPath	3.9 %
GSAM	3.4
FPR Partners	3.2
Tortoise	3.1
Alyeska	2.0
Cohen & Steers	1.9
JP Morgan	1.4
Eagle Global	1.4
Cushing Asset Mgmt	1.4
Yale University	1.2

Illustrative Combination of Current Market Value


Retail 2%
Institutional (Active) 39%
Upstream / Sponsors / Insiders[1] 58%
Institutional (Passive) 1%

Dedicated midstream: 56% of Institutions 23% of outstanding

Top Active Holders	% O/S
Tortoise	4.3 %
GSAM	4.1
Alps	2.3
OFI Steelpath	2.0
Harvest	2.0
Neuberger Berman	1.8
Salient	1.6
Tinicum	1.5
Chickasaw	1.5
FPR Partners	1.2
Natixis	1.2
Morgan Stanley	1.1
Kayne Anderson	0.9
CIBC Atlantic Trust	0.8
Eagle Global	0.8
Alyeska	0.7
Deutsche	0.7
Cohen & Steers	0.7
Cushing Asset Mgmt	0.6
JP Morgan	0.6
Yale University	0.4
ClearBridge	0.4
Advisory Research	0.3
Dividend Assets Capital	0.3
TPH	0.3

Blue shading indicates dedicated midstream investors

Source: Thomson ownership as of Q4 '17 and subsequent 13D / G filings
Note: Blue shading denotes MLP dedicated funds. [1] Includes assumed conversion of Series B units into $395 million of GP common shares based on shares issued per Arkose Management.

Executive Summary 32

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs | INVESTMENT BANKING DIVISION

Recent Commentary from Major Stakeholders on Multi-Class Share Structures

A Index Inclusion Criteria	MSCI	■ On 31-Jan-2018, MSCI launched a public consultation on the treatment of unequal voting structures; current proposal suggests including stocks with unequal voting rights in the MSCI Equity Indexes, but adjusting the weights of these stocks to reflect both free float and company-level listed voting power — Weight adjustment would be calculated the same way for current and new index constituents. However, changes to the weights of current index constituents would be subject to a three-year grace period
	S&P Composite 1500	■ **New Constituent:** Multi-share class structures no longer be added to index / component indices (i.e., S&P 500, MidCap 400, and SmallCap 600) ■ **Existing Constituent:** Existing constituents grandfathered in (not affected)
	FTSE Russell	■ **New Constituent:** Requires >5% of voting rights (aggregated across all equity securities) in the hands of free-float shareholders as defined by FTSE Russell ■ **Existing Constituent:** Above rule in effect beginning Sep-2022 (5-year grandfathering period allowing constituents to change capital structure if desired)
B Institutional Shareholder Services (ISS)		■ 2018 U.S. proxy voting guidelines indicate that it will vote against creation of a new class of common stock unless: — The company discloses a compelling rationale (i.e., new class is transitory, auditor indicates substantial doubt about company's ability to continue as a going concern) — New class is intended for financing purposes with minimal dilution to current shareholders — New class is not designated to preserve or increase voting power for insiders
C SEC Commissioner Commentary		"Perpetual dual-class ownership—forever shares—don't just ask investors to trust a visionary founder. It asks them to trust that founder's kids. And their kids' kids. And their grandkid's kids… It **raises the prospect that control over our public companies, and ultimately of Main Street's retirement savings, will be forever held by a small, elite group of corporate insiders**—who will pass that power down to their heirs. **I cannot see how to square that with our nation's foundational ideas.** In America, we don't inherit power, and we don't hold power forever…Now, our public markets aren't our government, but our country's spirit of democratic accountability has long animated how we think about economics" *– Robert Jackson, U.S. Securities and Exchange Commissioner,* February 15, 2018

Source: Position papers, Company websites, public sources

Executive Summary 33

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

With Growing AUM and Influence, Passive Investors Are Shifting Focus to Governance Concerns

INVESTMENT BANKING DIVISION

Passive Investors Now Own ~40% of the Market



...2016
Passive 40%
Active 60%
Total AUM: $10.1tn
...2006...
Passive 18%
Active 82%
Total AUM: $5.7tn
1996...
Passive 6%
Active 94%
Total AUM: $1.3tn

Source: Strategic Insight, Goldman Sachs, Thomson, FactSet, Company websites, public sources
Note: AUM references US figures.

Recent Commentary on Dual Class Structure

"BlackRock believes that **shareholders should be entitled to voting rights in proportion to their economic interests**. We believe that companies that look to add or already have dual or multiple class share structures should review these structures on a regular basis or as company circumstances change, and **receive shareholder approval of their capital structure on a periodic basis via a management proposal on the company's proxy. The proposal should give unaffiliated shareholders the opportunity to affirm the current structure or establish mechanisms to end or phase out controlling structures at the appropriate time, while minimizing costs to shareholders."**

– BlackRock's 2018 Proxy Voting Guidelines for U.S. Securities

"We are **opposed to dual-class capitalization structures that provide disparate voting rights to different groups of shareholders with similar economic investments**. We will oppose the creation of separate classes with different voting rights and **will support the dissolution of such classes**."

– Vanguard's Proxy Voting Guidelines

"SSGA will not support proposals authorizing the creation of new classes of common stock with superior voting rights and will vote against new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights. In addition, SSGA will not support capitalization changes that add 'blank check' classes of stock (i.e., classes of stock with undefined voting rights) or classes that dilute the voting interests of existing shareholders... However, **SSGA will support capitalization changes that eliminate other classes of stock and / or unequal voting rights**."

– State Street Global: 2017 Proxy Voting and Engagement Guidelines

Executive Summary 34

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Appendix A: Market Commentary on Simplifications, Arkose Family, and Governance

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Transaction Rationale and Commentary

INVESTMENT BANKING DIVISION

Company	Stated Rationale	Related Commentary
Kinder Morgan	■ Cost of equity / IDR burden ■ Inability to compete with third-parties ■ Significant depreciation tax benefits for KMI from purchase and future capex	■ Rich Kinder (CEO): "…transitioning from four separately traded equity securities today to one security going forward, and by eliminating the incentive distribution rights and structural subordination of debt … KMI will be a valuable acquisition currency and have a significantly lower hurdle for accretive investments"
Crestwood	■ Coverage ratio <1.0x ■ Expense / fixed charge reduction ■ No DPU growth	■ Morgan Stanley: "While we believe today's selling was exacerbated by liquidity and technical factors, it is unclear to us how the pro-forma CEQP is materially different from CMLP yesterday (absent the IDRs) and see this largely as an execution story from here (where you should realize the benefit of the lack of IDRs)"
Targa	■ LP coverage ratio <1.0x ■ High leverage and deteriorating credit profile ■ No DPU growth	■ Morgan Stanley: "While the transaction should provide to the surviving TRGP, dividend coverage improvement, better debt coverage, and the benefit of no IDR burden going forward to weigh on returns, it does not directly address fundamental challenges pressuring the company and might not necessarily offer long-term relief if commodity markets remain challenged"
SemGroup	■ No debt capacity or access to public equity markets ■ No DPU growth ■ Poor coverage ratio ■ Inability to compete for and fund projects	■ Morgan Stanley: "Tax and upfront cash savings provide immediate tangible benefits to SEMG, while the leverage outlook at RRMS can be improved by tapping into SEMG's balance sheet capacity and excess coverage. Additionally, trading liquidity should be enhanced by the larger size and corporate structure … foregoes the dropdown strategy and ability to leverage any future growth at a purer-play GP holdco … unclear growth prospects in 2017 and beyond"

Source: Company press releases and Wall Street research

Market Commentary on Simplifications, Arkose Family, and Governance 36

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Transaction Rationale and Commentary

INVESTMENT BANKING DIVISION

Company	Stated Rationale	Related Commentary
ONEOK	■ Increased size of c-corp and improved ability to compete with larger peers ■ Immediate dividend increase ■ Poor LP coverage ratio and "IDR givebacks"	■ BMO: "Corporate restructure, namely an MLP roll-up, was not fully appreciated by some investors, particularly in resolving the issue of looming cash taxes at OKE" ■ Jefferies: "Prisoner's dilemma framework associated with these moves as asset-lite GPs with IDR-laden MLPs are put at increasingly disadvantaged competitive positions with each subsequent simplification transaction undertaken by a peer"
Archrock	■ Enhance cash coverage ■ Improve credit profile ■ Simplify capital structure ■ Reduce cost of capital	■ Brad Childers (CEO: "Our increased retained cash flow will better position us to continue to invest in our robust opportunity set of growth projects and significantly reduce our need for equity capital." ■ J.P. Morgan: "The retained cash and pricing improvements should allow AROC to self-fund growth capex and de-lever, thereby eliminating capital markets dependency…. Those bullish, while not thrilled with the AROC equity valuation used, appreciated the alignment of interests, improved trading liquidity/cost of capital and removal of distractions from an otherwise attractive cyclical recovery story. APLP holders seemed to universally agree with the merger strategic rationale, but some income-oriented investors may reallocate capital to higher yielding securities…"
NuStar GP Holdings, LLC	■ LP coverage ~0.7x ■ No debt capacity or access to equity ■ Transaction implied distribution cut, though distributions paid to GP entity remain largely intact pro forma	■ Brad Baron (CEO): "Fundamental shift … in the makeup of the investor base for MLPs, which has tightened MLP equity markets and access to equity … paradigm shift in market sentiment away from strong growth fueled by continuous equity issuances to [one] that favors strong distribution coverage and rewards MLPs for low leverage, less dependency on the equity markets, and increased self-funding of capital projects"

Source: Company press releases and Wall Street research

Market Commentary on Simplifications, Arkose Family, and Governance

37

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs INVESTMENT BANKING DIVISION

Additional Descriptions of IDR Recapitalizations

Company	Rationale	Commentary
Plains GP Holdings; Plains All American Pipeline, L.P.	■ Considerable prior capex spend ■ De minimis historical EBITDA growth for several years ■ No incremental debt capacity ■ Overextended on recent asset acquisitions ■ Declining / volatile Supply & Logistics earnings ■ Poor cash coverage ■ Accompanying DPU cut	■ Greg Armstrong (CEO): "…[The] simplification transaction simplifies our capital structure, better aligns the interests of our equity stakeholders, streamlines our governance structure, improves PAA's overall credit profile, reduces PAA's cost of equity capital and improves its distribution coverage, while allowing us to maintain the tax efficient flexibility of our current organizational structure."
Williams; Williams Partners L.P.	■ High IDR take ■ Frequent, sizable IDR givebacks ■ High cost of MLP equity capital ■ No DPU growth ■ No incremental debt capacity ■ Ambitious growth capex plan ■ Accompanying DPU cut	■ Alan Armstrong (CEO): "…the uncertainty of the IDRs has been a detriment to the value of securities at both Williams and Williams Partners. The improvement of Williams Partners' cost of capital and simplified organizational structure will better align GP and LP interests as well as solidify Williams Partners' investment-grade credit ratings."
HollyFrontier; Holly Energy Partners	■ No DPU growth ■ Limited IDR growth ■ No remaining drop downs ■ High MLP cost of equity capital	■ Goldman Sachs Research: "Overall, we believe this transaction is a rational move for HEP given that it would reduce its IDR burden. Despite the potential improvement in the cost of equity… HEP's higher distribution yield implies a relative disadvantage to midstream peers … in competing for projects and 3rd party M&A."
Enbridge; Spectra Energy Partners	■ High IDR take ■ Limited DPU growth ■ High MLP cost of equity capital ■ No identified drop down assets ■ Preference to simplify Enbridge family structure	■ Bill Yardley (President and Chairman of the Board of SEP): "Today's transaction improves SEP's long-term value proposition. With an improved cost of capital, we are even better positioned to improve and extend SEP's distribution growth outlook through organic growth projects, potential future drop downs from Enbridge and third party acquisitions."

Source: Company press releases and Wall Street research

Market Commentary on Simplifications, Arkose Family, and Governance 38

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Notable Analyst Commentary Around Recent Arkose Events and Developments (1/2)

INVESTMENT BANKING DIVISION

Outlook	■ Evercore, 15-Feb-2018: We see the market continuing to grapple with the (post 2020, unhedged, E&P standalone) outlook for growth and margins, while improved capital efficiency and a repeatable, predictable development plan are central to the bull case. ■ We believe Upstream's margins could see significant pressure due to higher-cost pipeline tariffs and excess firm transport (FT) capacity cannibalizing improved end market prices through 2018, unless the company can successfully release excess capacity or renegotiate terms with pipeline operators on volumes or price. (SunTrust, 14-Feb-2018) ■ Goldman Sachs, 14-Feb-2018: We believe that while Upstream possesses an attractive hedge portfolio that provides cash flow/production growth visibility through 2020, and its ability to meet long-term guidance (20% production growth through 2020; 15% production growth in 2021-22) at attractive capital efficiency will be key in what we expect to be a tougher environment for Appalachia gas in the early 2020s. ■ Guggenheim, 14-Feb-2018: We think the most important update from the analyst day was the 2021-22 Midstream distribution growth guidance of 20%, which we believe was above expectations of 10-15%. The drilling schedule required to keep up such a growth rate has become a flashpoint and there is the possibility that growth in the out years does slow. However, we don't really believe at current levels that Midstream is getting full credit from investors for this growth anyway. ■ BMO Capital Markets, 23-Jan-2018: As such, while 2018-19 are still transition years for E&P, the "clean" FCF and debt-adjusted production growth improves meaningfully in 2020E. We think demonstrating that E&P can achieve sustainable growth within cash flow is important to receiving full sum-of-the-parts value.
Operations	■ SunTrust, 14-Feb-2018: Operational updates were positive with LOE and the WGL contract issues both expected to be in the rear-view mirror, and strong Utica well results further bolstering management's confidence in the formation; we would note CNX Resources' outperformance today is likely due to the proximity of its acreage. ■ BMO Capital Markets, 23-Jan-2018: Upstream has been one of the better positive rate-of-change stories among natural gas E&Ps, as advanced completions have driven a significant improvement in lateral adjusted well productivity, while its acreage position allows for more capital efficient, longer laterals than West Virginia Marcellus peers. While 2017 for West Virginia isn't available, we'd note that Upstream's 2016 vintage well productivity increased by 30% and it now leads peers on a lateral adjusted basis.
Capital Allocation	■ Baird, 26-Feb-2018: It appears the market is baking in a large Upstream sale of Midstream units…However we think the ultimate risk to Midstream proves low because a large Midstream unit sale would hurt, not help, Upstream's NAV by suppressing the pricing on Midstream units further. ■ SunTrust, 11-Feb-2018: The company gave detailed guidance including a five year outlook at its recent analyst day, and as such we would expect minimal changes to plans. That being said, with the shift to FCF positive expected in the near-term, we anticipate a multitude of questions on the use of proceeds. Given the high hurdle rate of existing opportunities, we look for management to lean more towards acceleration (likely in the Marcellus, not Utica) and returning shareholder value (previously stated it has no plans to use its ATM) and away from acquisitions. ■ Guggenheim, 1-Feb-2018: Upstream's first analyst meeting since the IPO in 2013 tweaked some details but largely left the midstream-biased strategy intact. There was better capital efficiency in the long-term guide but upstream shareholders were unimpressed by a strategy that prioritized growth over free cash flows in an over-supplied basin. We believe the most direct and disruptive option is to reduce upstream growth from a current rate of 15 – 20% annually and return the cash to shareholders. But any significant adjustment would be a shock to midstream valuations and midstream distributions are a "third rail" that management and vested parties are reluctant to touch, in our view. Another option is to monetize a 53% ownership in Midstream and use some of the proceeds for a share buyback.

Source: Wall Street research

Market Commentary on Simplifications, Arkose Family, and Governance

39

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Notable Analyst Commentary Around Recent Arkose Events and Developments (2/2)

INVESTMENT BANKING DIVISION

Restructuring	■ Scotia Howard Weil, 26-Feb-2018: While it is difficult to predict the possible outcomes of a transaction, we would note GP is still in its early days, having gone public in the 1H17. In 2017, Midstream payed out ~22% of its distributable cash flow to the GP in the form of IDRs. For comparison, EQGP receives 33% of EQM's total distributions. ■ Baird, 26-Feb-2018: If each entity has a real conflicts committee seeking its own interests, on structure, Upstream likely will find its options limited, Midstream will choose to stand pat (paying up for GP would be detrimental, as shown in our core distribution analysis (Link)), and GP will choose to stand pat (no reason to dilute the growth plan by bringing on debt). ■ Guggenheim, 1-Feb-2018: A broader corporate shift would be for Upstream to cut their drilling program, shed lower tier acreage and their FT commitments, and slow production growth. This would lead Midstream/GP to cut their distribution growth rate and cause a re-rate of both stocks, but we note that we don't think Midstream is getting full credit for their growth anyway. An IDR restructuring would be easier to execute than a major slowdown in drilling and production because they could then maintain growth and not impact their FT/processing/fractionation commitments and JVs.
Conflicts / Governance	■ Evercore, 15-Feb-2018: Our sense is that management is attuned to investor calls to action and has highlighted Upstream equity ownership and shareholder-friendly compensation metrics. Beyond addressing structure and some of the perceived conflicts of interest we see market skepticism around what tangible steps can be taken toward value unlock. ■ Raymond James, 15-Feb-2018: Eliminating Midstream's IDR's would result in both Upstream and management owning a substantial amount of Midstream units and at least improve the perceived issue of alignment of GP/LP incentives between Upstream and management.
Relative Trading	■ Wells Fargo, 16-Feb-2018: We believe Midstream's unit price decline [since the announcement of a strategic review] reflects investors' concerns regarding the potential outcome of the strategic review. While there are many potential permutations, some of which may be near-term dilutive to either Midstream or GP, our long-term positive outlook on the partnerships is unchanged. Midstream and GP remain well positioned to deliver industry leading distribution growth, driven by organic investments (without the need to access the equity capital market) in support of Upstream's identified 5-year development plan. ■ Raymond James, 15-Feb-2018: The Arkose franchise is both in a better current financial position and/or earlier in the life-cycle than most of the entities that have undergone a simplification of the GP/LP structure, when the GP burden has become significantly detrimental to the underlying LP cost of equity capital. In fact, Midstream's best-in-class distribution/unit growth rate is the main reason this issue becomes noticeable over the next few years at all (i.e. based on the aforementioned Midstream distribution CAGR, Midstream's cash flow to the GP accelerates from ~26% now to ~40% by 2020). ■ MUFG, 19-Jan-2018: What we fear is the Upstream narrative is already played out. Upstream has already spun-off two entities that return capital to an investor: Midstream and GP. So, when faced with the option to invest in the Arkose story, the incremental investor has the optionality to expose themselves to the growth proposition in a security that returns capital.

Source: Wall Street research

Market Commentary on Simplifications, Arkose Family, and Governance 40

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Appendix B: Recent Arkose Family Trading and Market Context

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Relative Stock Price Performance Arkose Family | Year To Date | Indexed 5-Trading Day VWAP 15% 10% 5% 0% -5% -10% -15% -20% 2-Jan-18 13-Jan-18 24-Jan-18 4-Feb-18 15-Feb-18 26-Feb-18 9-Mar-18 20-Mar-18 Source: Bloomberg market data as of 20-Mar-2018 42 Recent Arkose Family Trading and Market Context GP (14)% Midstream (10)% Upstream 6% 25-Jan-2018 Chapter IV29-Jan-2018 FilingSailingstone / Upstream Response 13-Feb-2018 Q4 Earnings 26-Feb-2018 Special Committee Announcement 18-Jan-2018 Analyst Day

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Relative Stock Price Performance Over Time 2018 YTD | GP and Midstream Versus GP Index and MLP Index 20% 15% 10% 5% 0% (5)% (10)% (15)% (20)% 1-Jan-2018 14-Jan-2018 27-Jan-2018 9-Feb-2018 22-Feb-2018 7-Mar-2018 20-Mar-2018 Source: Bloomberg as of 20-Mar-2018 ¹ GP Index includes TEGP, ENLC, ETE, EQGP and WGP 2 MLP Index includes BPMP, CNXM, DM, ENBL, ENLK, EQM, HESM, NBLX, PSXP, SHLX, VLP, WES , ANDX, CEQP, DCP, HEP, SMLP, TEP and TRGP Recent Arkose Family Trading and Market Context 43 Alerian MLP (12)% Midstream (12)% MLP Index² (13)% GP Index¹ (18)% GP (18)% Indexed Price Chapter IV 26-Feb-2018 Special Committee Announcement 13-Feb-2018 Q4 Earnings 25-Jan-2018 Filing 18-Jan-2018 Analyst Day 29-Jan-2018 Sailingstone / Upstream Response

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Relative Stock Price Performance Arkose Family | Since GP IPO | Indexed 5-Trading Day VWAP Aug-2017: Midstream Sector 5% 0% -5% -10% -15% -20% -25% -30% -35% May-17 Jul-17 Sep-17 Nov-17 Jan-18 Mar-18 Source: Bloomberg market data as of 20-Mar-2018 44 Recent Arkose Family Trading and Market Context GP (29)% Midstream (23)% Upstream (5)% Underperformance Chapter IV Filing 26-Feb-2018 Special Committee Announcement 13-Feb-2018 Q4 Earnings 18-Jan-2018 Analyst Day 25-Jan-2018 06-Sep-2017 $315mm selldown of Upstream held Midstream units 29-Jan-2018 Sailingstone / Upstream Response

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Relative Stock Price Performance Over Time Since GP IPO | 03-May-17 | GP and Midstream Versus GP Index and MLP Index Aug-2017: 10% Underperformance 5% 0% (5)% (10)% (15)% (20)% (25)% (30)% (35)% May-2017 Jun-2017 Aug-2017 Oct-2017 Dec-2017 Jan-2018 Mar-2018 Source: Bloomberg market data as of 20-Mar-2018 Note: Companies that IPO during period included beginning on pricing date: Arkose GP IPO (priced 03-May-2017, $23.50 ), BPMP IPO (Priced 26-Oct-17, $18.00). ¹ GP Index includes TEGP, ENLC, ETE, EQGP and WGP 2 MLP Index includes BPMP, CNXM, DM, ENBL, ENLK, EQM, HESM, NBLX, PSXP, SHLX, VLP, WES, ANDX, CEQP, DCP, HEP, SMLP, TEP and TRGP Recent Arkose Family Trading and Market Context 45 Alerian MLP (22)% Midstream (25)% GP (32)% GP Index¹ (22)% MLP Index² (20)% Indexed Price Midstream Sector 13-Feb-2018 Q4 Earnings 26-Feb-2018 Special Committee Announcement 06-Sep-2017 $315mm selldown of Upstream held Midstream units 18-Jan-2018 Analyst Day 25-Jan-2018 Chapter IV Filing 29-Jan-2018 Sailingstone / Upstream Response

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Recent Stock Price Performance Arkose GP and Arkose Midstream vs. Peers Since Special Committee Announcement³ Since GP IPO1 YTD Since Q4 Earnings² GP (32)% (18)% (19)% (15)% Midstream (25)% (12)% (10)% Upstream 4% 13% 3% GP Index4 (22)% (18)% (16)% (9)% MLP Index5 (13)% (12)% (9)% Alerian MLP (22)% (12)% (12)% (9)% Source: Bloomberg market data as of 20-Mar-2018 Note: Companies that IPO during period included beginning on pricing date: Arkose GP IPO (priced 03-May-2017, $23.50 ), BPMP IPO (Priced 26-Oct-17, $18.00). 1 Since 03-May-2017. 2 Since 13-Feb-2018. 3 Since 26-Feb-2018. 4 GP Peers includes TEGP, ENLC, ETE, EQGP and WGP. 5 MLP Index includes BPMP, CNXM, DM, ENBL, ENLK, EQM, HESM, NBLX, PSXP, SHLX, VLP, WES, ANDX, CEQP, DCP, HEP, SMLP, TEP and TRGP Recent Arkose Family Trading and Market Context 46 (3)% (7)% (21)%

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Actual vs Peer Indexed Price Performance Midstream Unit Price Year-to-Date ($)¹ Historical Exchange Ratio Year-to-Date $35 1.70 x $33 1.65 x $31 $29 1.60 x $27 1.55 x $25 Jan-2018 Feb-2018 Mar-2018 GP Share Price Year-to-Date ($)² 1.50 x $23 $22 $21 $20 $19 $18 $17 $16 $15 1.45 x 1.40 x 1.35 x 1.30 x Jan-2018 Feb-2018 Mar-2018 Jan-2018 Feb-2018 Mar-2018 Source: Bloomberg market data as of 20-Mar-2018 Note: Indexing begins on 26-Jan-2018. ¹ MLP Index includes BPMP, CNXM, DM, ENBL, ENLK, EQM, HESM, NBLX, PSXP, SHLX, VLP, WES, ANDX, CEQP, DCP, HEP, SMLP, TEP and TRGP. 2 GP Index includes EQGP, ENLC, ETE, EQGP and WGP 47 Recent Arkose Family Trading and Market Context Indexed $ 16.79 GP $ 16.09 Share Price ($) Exchange Ratio (Midstream/GP) Indexed $ 26.76 Midstream $ 25.43 Indexed 1.59 x Actual 1.58 x Unit Price ($) Indexed Unit/Share prices and Exchange ratios as of 26-Jan (Recent market highs)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Historical Midstream / GP Exchange Ratio Since GP IPO | 03-May-2017 2.00 x - 27 % Premium 2.00x 1.80x 30 60 901.90 x - Current Since GP n2d1a%r Prem(Aiutm IPO ay Market) 1.80 x - 1.80x 1.70x 14 % Premium 1.70 x - 8 % Premium 1.60x 1.60 x - 2 % Premium 1.60x 1.50 x - (5)% Premium 1.49 x 1.50x 1.40x 1.40x 6M IPO Day Day Day Market) 1 1.30x .20x May-2017 Jul-2017 Oct-2017 Dec-2017 Mar-2018 May-2017 Jul-2017 Oct-2017 Dec-2017 Mar-2018 Midstream / GP Source: Bloomberg market data as of 20-Mar-2018 48 Recent Arkose Family Trading and Market Context Less Ownership to Midstream Greater Ownership to GP Greater Ownership to Midstream Less Ownership to GP Exchange Ratio Exchange Ratio 47 x1.49 x Average 6MCalendar Calendar Cale DayDay D Exchange Ratio1.55 x1.52 x1.41 x1.45 x1. Average Average Since GP 30 Calendar 60 Calendar 90 Calendar Current (At Exchange Ratio 1.55x 1.51x 1.47x 1.46x 1.47x 1.58x

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Daily Trading Value Year To Date | ($ in millions per day) GP Daily Trading Value $ 50 $ 40 $ 30 $ 20 $ 10 $ 0 22-Dec-17 2-Jan-18 13-Jan-18 24-Jan-18 4-Feb-18 15-Feb-18 26-Feb-18 9-Mar-18 20-Mar-18 Midstream Daily Trading Value $ 50 $ 40 $ 30 $ 20 $ 10 $ 0 22-Dec-17 2-Jan-18 13-Jan-18 24-Jan-18 4-Feb-18 15-Feb-18 26-Feb-18 9-Mar-18 20-Mar-18 Source: Bloomberg market data as of 20-Mar-2018 Recent Arkose Family Trading and Market Context 49 5 Day Average $ 20 Daily $ 13 5 Day Average $ 9 Daily $ 8

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Average Daily Trading Value Since GP IPO | ($ in millions per day) GP Average Daily Trading Value1 $ 23 $ 22 $ 5 $ 4 May-17 Jun-17 Jul-17 Aug-17 Sep-17 Oct-17 Nov-17 Dec-17 Jan-18 Feb-18 Mar-18 Midstream Average Daily Trading Value2 $ 20 $ 19 $ 17 $ 17 $ 15 $ 15 May-17 Jun-17 Jul-17 Aug-17 Sep-17 Oct-17 Nov-17 Dec-17 Jan-18 Feb-18 Mar-18 Average Trading Volume Source: Bloomberg market data as of 20-Mar-2018, Upstream 2017 10-K. 1 Excludes sales on 04-May-2017 due to IPO. 2 Excludes sales on 06-Sep-2017, when the secondary offering of 10mm Midstream units owned by Upstream priced. Recent Arkose Family Trading and Market Context 50 $ 14 $ 15 $ 11$ 11 $ 11 $ 19 $ 13 $ 13 $ 10 $ 7 $ 7$ 6

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Appendix C: Summary of Management Forecasts and Status Quo Midstream Trading

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary of Financial Forecasts Upstream Revenue Composition 2018E 2020E 2022E 4% 1% 5% 4% 4% 5% 5% 12% 4% 51% 31% 56% 58% 28% 5% 5% 4% 4% 5% 5% 58% 58% 58% Gas C3+ NGLs Ethane Oil Hedging Gains Source: Arkose Projections Summary of Management Forecasts and Status Quo Midstream Trading 52 Excluding Impact of Hedging With Hedges (Substantially all Natural Gas)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary of Financial Midstream and GP ($ in millions) Forecasts Midstream EBITDA $ 1,642 Management IBES / Research $ 1,533 2017A 2018E 2019E 2020E 2021E 2022E Midstream Distributable Cash Flow $ 1,428 $ 1,110 $ 939 2017A 2018E 2019E 2020E 2021E 2022E Source: Arkose Projections, IBES , and Bloomberg market data as of 20-Mar-2018 53 Summary of Management Forecasts and Status Quo Midstream Trading # of Analysts55311 $ 1,225 $ 1,275 $ 1,036 $ 854$ 781 $ 594$ 607 $ 421 # of Analysts1614911 $ 1,413 $ 1,351 $ 1,222 $ 1,181 $ 989$ 930 $ 730$ 726 $ 529

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary of Financial Midstream and GP (Cont’d) Forecasts Midstream LP DCF Per LP Unit $ 4.29 $ 3.89 Management IBES / Research $ 3.75 $ 3.48 $ 3.24 $ 3.04 $ 2.76 $ 2.55 $1.61 2017A 2018E 2019E 2020E 2021E 2022E Midstream Distributions Per LP Unit $ 4.10 $ 3.12 $ 2.85 $ 2.79 $ 2.21 $ 2.21 $ 1.72 $ 1.71 2017A 2018E 2019E 2020E 2021E 2022E GP Dividend Per Share1 $ 2.22 $ 1.47 $ 0.20 2017A 2018E 2019E 2020E 2021E 2022E Source: Arkose Projections, IBES , and Bloomberg market data as of 20-Mar-2018 1 GP 2017A DPS pro forma for full year. 54 Summary of Management Forecasts and Status Quo Midstream Trading # of Analysts1110821 $ 1.74 $ 1.80 $ 1.34$ 1.34 $ 0.89$ 0.88 $ 0.54$ 0.54 # of Analysts99633 $ 3.42 $ 3.38 $ 1.33 # of Analysts99633 $ 2.07$ 2.08

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Comparison of Financial Projections

INVESTMENT BANKING DIVISION

Arkose Management Projections versus IBES Median ($ in millions, except per share data)

Management Plan Versus Wall Street Consensus

			Management					IBES / Wall Street Consensus[1]				
		2017A	2018E	2019E	2020E	2021E	2022E	2018E	2019E	2020E	2021E	2022E
Midstream	EBITDA	$ 529	$ 730	$ 989	$ 1,222	$ 1,413	$ 1,642	$ 727	$ 930	$ 1,181	$ 1,351	$ 1,533
	% Growth	31.0 %	38 %	35 %	24 %	16 %	16 %	37 %	28 %	27 %	14 %	13 %
	# of Analysts							16	14	9	1	1
	LP DCF Per Unit	$1.61	$ 2.07	$ 2.76	$ 3.24	$ 3.75	$ 4.29	$ 2.08	$ 2.55	$ 3.04	$ 3.48	$ 3.89
	% Growth		28 %	33 %	18 %	15 %	14 %	29 %	22 %	20 %	14 %	12 %
	# of Analysts							9	9	6	3	3
	DPU	$ 1.33	$ 1.72	$ 2.21	$ 2.85	$ 3.42	$ 4.10	$ 1.71	$ 2.21	$ 2.79	$ 3.12	$ 3.38
	% Growth	29 %	29 %	29 %	29 %	20 %	20 %	29 %	29 %	26 %	12 %	8 %
	# of Analysts							17	15	12	3	3
	Capex		$ 646	$ 815	$ 719	$ 430	$ 352	$ 657	$ 738	$ 761	$ 330	$ 265
	# of Analysts							4	4	2	1	1
	Coverage Ratio		1.3 x	1.3 x	1.2 x	1.1 x	1.1 x					
	Leverage		2.3	2.2	2.2	2.1	2.0					
GP	EBITDA[2]		$ 134	$ 221	$ 334	$ 434	$ 554	$ 134	$ 220	$ 336	$ 381	$ 448
	% Growth	NA	NA	65 %	51 %	30 %	28 %	NA	64 %	52 %	14 %	17 %
	# of Analysts							9	7	4	1	1
	DPS[2]	$ 0.16 / 0.20	$ 0.54	$ 0.89	$ 1.34	$ 1.74	$ 2.22	$ 0.54	$ 0.88	$ 1.34	$ 1.47	$ 1.80
	% Growth	NA		65 %	51 %	30 %	28 %	164 %	64 %	51 %	10 %	23 %
	# of Analysts							11	10	8	2	1
	Coverage Ratio	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x					
	Leverage	0.0	0.0	0.0	0.0	0.0	0.0					

Source: Arkose Projections, IBES/Wall Street research, and Bloomberg market data as of 20-Mar-2018

[1] Projected LP DCF / unit calculated based on median of brokers who provide LP DCF and / or total DCF and LP units oustanding.

[2] GP 2017A DPS reflect actual / pro forma for full year; 2018 growth rates calculated based on 2017PF numbers.GP 2017A EBITDA reflects actual reported EBITDA.

Summary of Management Forecasts and Status Quo Midstream Trading

55

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs | INVESTMENT BANKING DIVISION

Key Resources Projection Assumptions Including Commodity Price and Hedging Impact Assumptions

Annual Production	2016A	2017A	2018E	2019E	2020E	2021E	2022E
Net Risked Gas (Bcf)	505	591	701	869	1,033	1,176	1,330
Net Risked NGL (Bbls)	20,279	25,507	28,292	36,709	43,428	50,727	59,244
Net Risked Ethane (Bbls)	6,396	10,539	15,889	17,403	20,833	24,427	28,650
Net Risked Oil (Bbls)	1,873	2,451	3,392	3,583	4,264	5,312	6,376
Net Risked Production (Bcfe)	676	822	986	1,215	1,444	1,659	1,896
Daily Net Risked Production (MMcfe/d)	*1,847*	*2,253*	*2,702*	*3,330*	*3,956*	*4,545*	*5,194*

Pricing Forecast	2016A	2017A	2018E	2019E	2020E	2021E	2022E
NYMEX Pricing							
Gas Price ($/MMBtu)	$ 2.46	$ 3.11	$ 2.83	$ 2.81	$ 2.82	$ 2.85	$ 2.89
Oil Price ($ / Bbl)	43.18	50.45	59.57	56.18	53.76	52.29	51.67
Realized Pricing							
Realized Gas Price Post Hedging ($/Mcf)	$ 4.49	$ 3.35	$ 3.57	$ 3.52	$ 3.11	$ 2.95	$ 2.94
Memo: Realized Gas Price ($/Mcf)	*2.50*	*2.99*	*2.91*	*2.85*	*2.90*	*2.92*	*2.91*
Realized NGL (Y-Grade) Price ($/Bbl)	$ 18.74	$ 30.48	$ 39.28	$ 40.14	$ 38.47	$ 37.44	$ 36.95
Memo: % of WTI (Before ME2 Fees)	*43.4 %*	*60.4 %*	*65.9 %*	*71.4 %*	*71.6 %*	*71.6 %*	*71.5 %*
Memo: % of WTI (Net of ME2 Fees)	*43.4*	*60.4*	*61.4*	*63.3*	*63.4*	*63.4*	*63.3*
Realized Ethane Price ($/Bbl)	$ 8.28	$ 8.83	$ 10.43	$ 11.61	$ 11.81	$ 11.72	$ 11.77
Realized Oil Price ($/Bbl)	32.74	44.14	53.49	50.20	47.68	46.26	45.67
Realized All-In Sales Price w/o hedges ($/Mcfe)	$ 2.60	$ 3.34	$ 3.55	$ 3.56	$ 3.54	$ 3.53	$ 3.53
Realized All-In Price w/ hedges ($/Mcfe)	4.08	3.60	4.02	4.05	3.70	3.56	3.55

Source: Arkose Projections

Summary of Management Forecasts and Status Quo Midstream Trading 56

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Basis of Resources Presentation Source: Arkose Projections 1 Includes gathering, compression, transportation and processing costs. 2 Includes D&C, AM Distributions and Water Drop Proceeds. Summary of Management Forecasts and Status Quo Midstream Trading 57 2016A2017A 2018E 2019E 2020E 2021E 2022E Gas Revenues $ 1,261 $ 1,769 C3+ NGL Revenues 380 777 Ethane Revenues 53 93 Oil Revenues 61 108 Hedging Gain / (Loss) 1,003 214 $ 2,040 $ 2,477 $ 2,992 $ 3,432 $ 3,876 1,111 1,474 1,671 1,899 2,189 166 202 246 286 337 181 180 203 246 291 464 585 224 37 35 Total Revenues $ 2,758 $ 2,962 $ 3,962 $ 4,918 $ 5,336 $ 5,901 $ 6,728 Lease Operating Costs $ 50 $ 89 G&P Costs - 3rd Party¹ 855 1,057 Gathering/Compression Costs - AM 303 383 Production Taxes 42 91 Marketing Expenses, Net 106 108 G&A 109 119 $ 112 $ 119 $ 142 $ 163 $ 187 1,365 1,692 2,058 2,374 2,565 520 696 864 1,014 1,196 105 144 169 190 247 116 240 98 0 0 141 158 174 191 211 Total Expenses $ 1,465 $ 1,847 $ 2,357 $ 3,050 $ 3,505 $ 3,934 $ 4,405 AM LP Distributions to AR 112 135 170 219 282 338 405 EBITDAX (Including AM Distributions) $ 1,406 $ 1,250 $ 1,774 $ 2,086 $ 2,114 $ 2,305 $ 2,728 Exploration Expense $ 19 $(9) Other (1) (16) Interest Expense (243) (257) Change in Net Working Capital (130) 78 $(9) $(10) $(11) $(12) $(14) 0 0 0 0 0 (207) (204) (201) (190) (141) 34 16 1 (30) 4 Cash Flow from Operations $1,051 $1,047 $1,591 $1,888 $1,902 $2,072 $2,577 Capital Expenditures-drilling (Aries) - Consolidated (1,315) (1,268) Capital Expenditures-drilling (Aries) - Water 0 (170) Capital Expenditures-drilling (Change in AP) (149) (14) Divestiture / Water Drop Down / Hedge Restructuring 0 0 (1,304) (1,319) (1,303) (1,439) (1,660) (248) (312) (346) (382) (412) 42 43 (49) 74 66 0 260 125 0 0 Free Cash Flow² ($413) ($405) $80 $560 $329 $325 $571

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Basis of Midstream Presentation Source: Arkose Projections Summary of Management Forecasts and Status Quo Midstream Trading 58 2017A 2018E 2019E 2020E 2021E 2022E EBITDA $ 529 $ 730 $ 989 $ 1,222 $ 1,413 $ 1,642 % YoY Growth (-) Interest expense $(46) (-) Maintenance capital (55) (-) Tax Witholding Reimbursement Paid to AR (6) $(63) $(90) $(117) $(139) $(150) (67) (39) (63) (44) (58) (6) (6) (6) (6) (6) Distributable Cash Flow $421 $594 $854 $1,036 $1,225 $1,428 Coverage Ratio 1.3 x Distributions GP Distributions $ 70 LP Distributions 247 1.3 x 1.3 x 1.2 x 1.1 x 1.1 x $ 143 $ 236 $ 355 $ 462 $ 589 320 414 533 640 767 Total Distributions $ 317 $ 463 $ 649 $ 889 $ 1,102 $ 1,356 % Cash Flow to GP 22.0 % Growth Capex $(746) 30.8% 36.3% 40.0% 41.9% 43.4% $(579) $(776) $(656) $(386) $(294) Net Free Cash Flow After Distributions $(641) $(448) $(571) $(508) $(264) $(223) Weighted Average LP Units Outstanding 185 187 187 187 187 187 DCF / Unit $ 2.27 LP DCF / Unit 1.61 LP Distributions Per Unit 1.33 $ 3.18 $ 4.56 $ 5.54 $ 6.54 $ 7.63 2.07 2.76 3.24 3.75 4.29 1.72 2.21 2.85 3.42 4.10 '18-'20 '20-'22 '18-'22 CAGR CAGR CAGR 29.4% 15.9% 22.5% 32.1 17.4 24.5 38.5 23.6 30.8 28.9 19.9 24.3

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Basis of Presentation

GP

INVESTMENT BANKING DIVISION

	2017A[1]	2018E	2019E	2020E	2021E	2022E	'18-'20 CAGR	'20-'22 CAGR	'18-'22 CAGR
Arkose IDR Holding LLC									
Cash Flow from Midstream	$ 104	$ 143	$ 236	$ 355	$ 462	$ 589	57.8 %	28.8 %	42.6 %
Cash Flow to / Reserved for Series B Units	(4)	(7)	(12)	(20)	(26)	(34)			
Cash Flow Available to GP LP	$ 100	$ 136	$ 223	$ 336	$ 436	$ 556	57.2	28.6	42.2
Arkose Midstream GP LP ("GP")									
Cash Flow Available to GP	$ 100	$ 136	$ 223	$ 336	$ 436	$ 556			
G&A	(2)	(2)	(2)	(2)	(2)	(2)			
Interest Expense	0	0	0	0	0	0			
Taxable Cash Flow to GP	$98	$134	$221	$334	$434	$554			
Cash Taxes	(37)	(34)	(56)	(85)	(110)	(140)			
Distributable Cash Flow to GP	$60	$100	$165	$249	$324	$413	57.9	28.8	42.6
DCF Coverage Ratio	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x			
Total Distributions	$ 60	$ 100	$ 165	$ 249	$ 324	$ 413			
Shares Outstanding		186.2	186.2	186.2	186.2	186.2			
Distributable Cash Flow Per Share	$ 0.32	$ 0.54	$ 0.89	$ 1.34	$ 1.74	$ 2.22			
Distribution Per Share (DPS)	0.32	0.54	0.89	1.34	1.74	2.22	57.9	28.8	42.6

Source: Arkose Projections and GP's 424B4 filing on 05-May-2017
Note: Prior to vesting, cash flow attributable to unvested Series B units is retained to fund eventual make whole payments to the Series B unitholders.
[1] 2017A represents NTM projections through 30-Jun-2018.

Summary of Management Forecasts and Status Quo Midstream Trading

59

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Cash Flow Ownership Per Management Presentations IDR LLC vs Midstream (i.e. Pre GP Level Cash Taxes) | ($ in millions) Midstream Distributions to LP Unitholders Midstream Distributions to IDR LLC Series A Series B Ratio of Cash Distributions Source: Arkose Projections Summary of Management Forecasts and Status Quo Midstream Trading 60 IDR LLC – Series AIDR LLC – Series BMidstream Status Quo Cash Distributions to Equity FY 2018E $ 136 $ 7 $ 320 FY 2019E 223 12 414 FY 2020E 336 20 533 FY 2021E 436 26 640 FY 2022E 556 34 767 41% 2% 57% 40% 2% 58% 38% 2% 60% 34% 2% 64% 29% 1% 69%

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Appendix D: Arkose and Midstream Sector Relative Trading

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

GP | Midstream Side-by-Side Analysis

($ in millions, except per share data)

INVESTMENT BANKING DIVISION

	GP		Midstream	
	Management	IBES	Management	IBES
Share / Unit Price	$ 16.09		$ 25.43	
Shares / Units Outstanding	186		187	
Equity Value	$ 2,996		$ 4,754	
Market Implied Value of IDRs[1]			3,074	
Adjusted Equity	$ 2,996		$ 7,827	
Debt	0		1,196	
Cash	2		8	
Net Debt	(2)		1,188	
Enterprise Value	$ 2,993		$ 9,015	

	GP Metrics		GP Implied Valuation		Midstream Metrics		Midstream Implied Valuation	
	EBITDA				EBITDA			
EV / EBITDA	Mgmt.	IBES	Mgmt.	IBES	Mgmt.	IBES	Mgmt.	IBES
2018E	$ 136	$ 134	22.0 x	22.3 x	$ 730	$ 727	12.4 x	12.4 x
2019E	223	220	13.4	13.6	989	930	9.1	9.7
2020E	336	334	8.9	9.0	1,222	1,181	7.4	7.6
	DCF				LP DCF			
Price / DCF[2] (LP DCF)	Mgmt.	IBES			Mgmt.	IBES		
2018E	$ 0.54	$ 0.54	30.0 x	29.8 x	$ 2.07	$ 2.08	12.3 x	12.2 x
2019E	0.89	0.88	18.1	18.2	2.76	2.55	9.2	10.0
2020E	1.34	1.34	12.0	12.1	3.24	3.04	7.8	8.4
	DPS				DPU			
DPS (DPU)	Mgmt.	IBES			Mgmt.	IBES		
2018E	$ 0.54	$ 0.54	3.3 %	3.4 %	$ 1.72	$ 1.71	6.7 %	6.7 %
2019E	0.89	0.88	5.5	5.5	2.21	2.21	8.7	8.7
2020E	1.34	1.34	8.3	8.3	2.85	2.79	11.2	11.0
Growth ('18E-'20E CAGR)								
EBITDA			57 %	58 %			29 %	27 %
DCF (LP DCF) / Share (Unit)			58	57			25	21
DPS (DPU)			58	57			29	28

Source: Arkose Projections, Midstream and GP 2017 10-Ks, IBES/Wall Street Research, and Bloomberg market data as of 20-Mar-2018
[1] Market value of IDRs includes illustrative value of IDR LLC Series B units.
[2] Share/unit price / LP DCF, defined as distributable cash flow attributable to common share/unit holders assuming 1.0x coverage.

Arkose and Midstream Sector Relative Trading
62

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Relative Valuation Metrics

EV / EBITDA

INVESTMENT BANKING DIVISION

EV / 2018E EBITDA


Median: 11.2 x
14.2x
13.1x
12.9x
12.4x
12.4x
12.2x
12.2x
11.9x
11.8x
11.3x
11.0x
10.8x
10.6x
10.5x
10.2x
10.0x
9.5x
9.2x
8.2x
7.7x
BP Midstream
Holly Energy
Western Gas
Arkose Midstream[2] (IBES)
Arkose Midstream[2] (Management)
Targa Resources
EQT Midstream
Phillips 66 Partners
Andeavor Logistics
EnLink Midstream
CONE Midstream
Hess Midstream
Tallgrass
DCP Midstream
Valero Energy
Crestwood
Enable Midstream
Dominion Midstream
Summit
Noble Midstream

'18-20 CAGR	38 %	4 %	13 %	27 %	29 %	5 %	21 %	23 %	13 %	6 %	31 %	27 %	3 %	14 %	20 %	6 %	4 %	60 %	12 %	45 %

EV / 2019E EBITDA


Median: 9.1 x
12.5x
10.9x
10.8x
10.7x
10.4x
10.3x
10.1x
9.7x
9.2x
9.2x
9.1x
9.1x
9.1x
9.1x
8.9x
8.4x
7.8x
7.0x
5.3x
4.9x
Holly Energy
Western Gas
BP Midstream
EnLink Midstream
Targa Resources
Andeavor Logistics
Phillips 66 Partners
Arkose Midstream[2] (IBES)
Crestwood
DCP Midstream
EQT Midstream
Arkose Midstream[2] (Management)
Tallgrass
Enable Midstream
Hess Midstream
Valero Energy
CONE Midstream
Summit
Dominion Midstream
Noble Midstream

EV / 2020E EBITDA


Median: 8.0 x
12.1x
10.1x
10.1x
10.0x
9.2x
9.1x
9.0x
8.8x
8.3x
8.1x
7.9x
7.6x
7.5x
7.4x
7.1x
6.7x
6.6x
6.4x
3.7x
3.6x
Holly Energy
Western Gas
EnLink Midstream
Tallgrass
Andeavor Logistics
Targa Resources
Crestwood
Enable Midstream
EQT Midstream
DCP Midstream
Phillips 66 Partners
Arkose Midstream[2] (IBES)
BP Midstream
Arkose Midstream[2] (Management)
Valero Energy
Hess Midstream
Summit
CONE Midstream
Noble Midstream
Dominion Midstream

Source: Projections provided by Arkose management on 09-Mar-2018 ("Arkose Projections"), and Bloomberg market data as of 20-Mar-2018 Note: For entities with IDRs, MLP enterprise value is adjusted to account for the implied value of the IDRs. Public market valuations used where available; otherwise, market capitalization is grossed up by the percentage of cash flows attributable to the GP.

Arkose and Midstream Sector Relative Trading

63

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Relative Valuation Metrics

Price / DCF

INVESTMENT BANKING DIVISION

Price / 2018E DCF[1]


Median: 11.0 x
15.7 x
15.6 x
12.5 x
12.3 x
12.3 x
12.2 x
12.1 x
11.7 x
11.5 x
11.2 x
10.8 x
10.8 x
10.2 x
10.0 x
9.1 x
8.5 x
8.4 x
8.3 x
8.0 x
5.8 x
Phillips 66 Partners
BP Midstream
Targa Resources
Arkose Midstream[2] (Management)
CONE Midstream
Arkose Midstream[2] (Research)
Dominion Midstream
Hess Midstream
Noble Midstream
Western Gas
EQT Midstream
Holly Energy
Andeavor Logistics
DCP Midstream
Valero Energy
Enable Midstream
Crestwood
EnLink Midstream
Tallgrass
Summit

'18-20 CAGR	15 %	9 %	22 %	21 %	13 %	21 %	23 %	15 %	14 %	7 %	12 %	4 %	7 %	12 %	22 %	5 %	7 %	2 %	(1)%	8 %

Price / 2019E DCF[1]


Median: 9.2 x
13.6 x
13.2 x
10.7 x
10.3 x
10.3 x
10.3 x
10.2 x
10.1 x
10.0 x
9.3 x
9.2 x
9.2 x
9.0 x
8.4 x
8.3 x
8.2 x
7.6 x
7.4 x
7.3 x
5.1 x
Phillips 66 Partners
BP Midstream
CONE Midstream
Holly Energy
Hess Midstream
Targa Resources
Noble Midstream
Western Gas
Arkose Midstream[2] (Research)
Dominion Midstream
Arkose Midstream[2] (Management)
EQT Midstream
Andeavor Logistics
DCP Midstream
Enable Midstream
EnLink Midstream
Crestwood
Valero Energy
Tallgrass
Summit

Price / 2020E DCF[1]


Median: 8.4 x
13.2 x
11.9 x
10.0 x
9.7 x
9.6 x
8.9 x
8.9 x
8.9 x
8.7 x
8.4 x
8.4 x
8.2 x
8.0 x
7.9 x
7.9 x
7.8 x
7.7 x
7.3 x
6.1 x
5.0 x
BP Midstream
Phillips 66 Partners
Holly Energy
Western Gas
CONE Midstream
Hess Midstream
Noble Midstream
Andeavor Logistics
EQT Midstream
Targa Resources
Arkose Midstream[2] (Research)
Tallgrass
EnLink Midstream
Dominion Midstream
DCP Midstream
Arkose Midstream[2] (Management)
Enable Midstream
Crestwood
Valero Energy
Summit

Source: Arkose Projections, IBES and Bloomberg market data as of 20-Mar-2018

[1] DCF reflects LP share of distributable cash flow assuming 1.0x coverage; calculated based on median of brokers who provide LP DCF and/or total DCF and LP units outstanding.

Arkose and Midstream Sector Relative Trading 64

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Relative DPU Yield Valuation Metrics 2018E DPU Yield Median: 8.0% 16.8% 11.6% 10.6% 9.5% 9.7% 9.3% 9.4% 9.5% 20%17%11% 14%28%29%15%15%16% 1% 21% 5% 2% 5% 1% 6% 3% 2% 1% 1 % CAGR 2019E DPU Yield Median: 9.0% 16.8% 11.6% 10.9% 9.3% 8.7% 8.7% 8.9% 9.1% 8.3% 8.5% 7.8% 7.8% 7.3% 6.8% % 2020E DPU Yield Median: 10.0% 17.2% 11.7% 11.9% 10.3% 10.4% 10.4% 9.5% 9.6% 9.7% 9.8% 9.5% 8.7% 7.9% 8.0% 8.1% % Source: Arkose Projections, IBES, and Bloomberg market data as of 20-Mar-2018 65 Arkose and Midstream Sector Relative Trading Noble Midstream Noble Midstream Noble Midstream Phillips 66 Partners BP Midstream BP Midstream Targa Resources Phillips 66 Partners Phillips 66 Partners BP Midstream Valero Energy Valero Energy Targa Resources Arkose Midstream² (IBES) Valero Energy CONE Midstream Arkose Midstream² (Management) Western Gas CONE Midstream Hess Midstream CONE Midstream Arkose Midstream² (IBES) DCP Midstream Hess Midstream Arkose Midstream² (Management) Holly Energy EQT Midstream Hess Midstream EQT Midstream Targa Resources EQT Midstream Western Gas Dominion Midstream Enable Midstream DCP Midstream Western Gas Crestwood Holly Energy DCP Midstream Andeavor Logistics Crestwood Crestwood Arkose Midstream² (IBES) Dominion Midstream Holly Energy Enable Midstream Tallgrass Andeavor Logistics Arkose Midstream² (Management) Andeavor Logistics Enable Midstream EnLink Midstream Tallgrass Tallgrass Dominion Midstream EnLink Midstream EnLink Midstream Summit Summit Summit 7.0 10.6% 11.0% 11.0% 11.2% 5.8 9.8%9.8%9.9%9.9%10.1% ’18-20 4.9%6.0%6.5%6.7%6.7%6.7%7.2%7.4%7.7%7.8%8.1%8.5%

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Public Company Trading

INVESTMENT BANKING DIVISION

Midstream Comparable Companies | ($ in millions, except per share values)

Company	% of 52 Week High	Adj. Equity Market Cap	Implied GP Value[1]	GP Adj. Market Cap[3]	GP Adj. Enterprise Value	EV / EBITDA Multiples 2018	EV / EBITDA Multiples 2019	EV / EBITDA Multiples 2020	18E-20E EBITDA CAGR	DPU Yield 2018	DPU Yield 2019	DPU Yield 2020	18E-20E DPU CAGR	Price / LP DCF 2018	Price / LP DCF 2019	Price / LP DCF 2020	18E-20E DCF CAGR	LTM Leverage
Arkose Midstream[2] (Management)	72 %	$ 4,754	$ 3,074	$ 7,827	$ 9,015	12.4 x	9.1 x	7.4 x	29 %	6.7 %	8.7 %	11.2 %	29 %	12.3 x	9.2 x	7.8 x	21 %	2.3 x
Arkose Midstream[2] (IBES)	72	4,754	3,074	7,827	9,015	12.4	9.7	7.6	27	6.7	8.7	11.0	28	12.2	10.0	8.4	21	2.3
Andeavor Logistics	78 %	$ 9,436	$ 0	$ 9,436	$ 14,721	11.8 x	10.3 x	9.2 x	13 %	9.5 %	10.1 %	10.6 %	6 %	10.2 x	9.0 x	8.9 x	7 %	4.3
BP Midstream	81	1,948	0	1,948	1,948	14.2	10.8	7.5	38	6.0	6.8	8.1	17	15.6	13.2	13.2	9	0.0
CONE Midstream	79	1,209	177	1,386	1,797	11.0	7.8	6.4	31	7.2	8.3	9.5	15	12.3	10.7	9.6	13	3.0
Crestwood	87	1,816	0	1,816	4,094	10.0	9.2	9.0	6	9.4	9.8	10.4	5	8.4	7.6	7.3	7	3.8
DCP Midstream	78	4,797	1,669	6,465	11,537	10.5	9.2	8.1	14	9.3	9.3	9.6	2	10.0	8.4	7.9	12	7.8
Dominion Midstream	51	1,774	567	2,341	3,292	9.2	5.3	3.6	60	8.1	9.9	11.9	21	12.1	9.3	7.9	23	0.6
Enable Midstream	76	5,667	0	5,667	9,486	9.5	9.1	8.8	4	9.7	9.9	10.4	3	8.5	8.3	7.7	5	3.7
EnLink Midstream	71	4,722	1,311	6,032	11,283	11.3	10.7	10.1	6	11.6	11.6	11.7	1	8.3	8.2	8.0	2	4.0
EQT Midstream	73	4,712	4,575	9,287	10,452	12.2	9.1	8.3	21	7.7	8.9	10.3	16	10.8	9.2	8.7	12	1.7
Hess Midstream	71	1,043	25	1,067	1,019	10.8	8.9	6.7	27	7.4	8.5	9.8	15	11.7	10.3	8.9	15	NA
Holly Energy	74	2,943	0	2,943	4,534	13.1	12.5	12.1	4	9.5	9.8	9.7	1	10.8	10.3	10.0	4	5.0
Noble Midstream	78	1,786	0	1,786	1,856	7.7	4.9	3.7	45	4.9	5.8	7.0	20	11.5	10.2	8.9	14	0.5
Phillips 66 Partners	84	5,765	3,570	9,335	12,841	11.9	10.1	7.9	23	6.5	7.3	7.9	11	15.7	13.6	11.9	15	4.3
Summit	55	1,001	72	1,073	2,428	8.2	7.0	6.6	12	16.8	16.8	17.2	1	5.8	5.1	5.0	8	3.6
Tallgrass	69	2,757	2,365	5,121	7,335	10.6	9.1	10.0	3	10.6	10.9	11.0	2	8.0	7.3	8.2	(1)	3.2
Targa Resources	77	10,278	0	10,278	16,006	12.2	10.4	9.1	5	7.8	7.8	8.0	1	12.5	10.3	8.4	22	4.4
Valero Energy	69	2,375	1,141	3,516	4,296	10.2	8.4	7.1	20	6.7	7.8	8.7	14	9.1	7.4	6.1	22	2.7
Western Gas	73	6,863	5,172	12,034	15,482	12.9	10.9	10.1	13	8.5	9.1	9.5	5	11.2	10.1	9.7	7	3.5
High	87 %	$ 10,278	$ 5,172	$ 12,034	$ 16,006	14.2 %	12.5 %	12.1 %	59.7 %	16.8 %	16.8 %	17.2 %	21 %	15.7 x	13.6 x	13.2 x	23 %	7.8 x
Mean	74	3,938	1,147	5,085	7,467	11.0	9.1	8.0	19	8.7	9.4	10.1	9	10.7	9.4	8.7	11	3.3
Median	75	2,850	125	4,319	5,935	10.9	9.1	8.2	14	8.3	9.2	9.7	5	10.8	9.2	8.5	10	3.6
Low	51	1,001	0	1,067	1,019	7.7	4.9	3.6	3	4.9	5.8	7.0	1	5.8	5.1	5.0	(1)	0.0

Sources: IBES, latest publicly available financial statements, and Bloomberg market data as of 20-Mar-2018. Projected EBITDA and DPS are based on IBES median estimates; projected LP DCF calculated based on median of brokers who provide LP DCF and/or total DCF and LP units outstanding. All research estimates have been calendarized to December.

[1] Implied GP Value calculated based on market cap of LP and GP take for private GPs and as IDR value for MLPs with public GPs. [2] Source: Arkose Projections, latest publicly available financial statements, IBES/Wall Street research, and Bloomberg market data as of 20-Mar-2018. Projected EBITDA, LP DCF, and DPS are based on Arkose Projections in the Arkose management case; IBES case follows the same methodology as peers (defined in footnote 3). [3] GP Adjusted Market Cap calculated by adding Implied GP Value to Adjusted Equity Market Cap.

Arkose and Midstream Sector Relative Trading 66

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Public Company Trading GP Comparable Companies | ($ in millions, except per share values) % of 52 Week Adj. Equity Market Cap1 18E-20E EBITDA 18E-20E DPU Adj. Enterprise Value1 EV / EBITDA Multiples DPU Yield Company High 2018 2019 2020 CAGR 2018 2019 2020 CAGR EnLink Midstream GP 74% $ 2,659 $ 2,733 11.5 x 11.0 x 9.3 x 10% 7.3% 7.8% 8.2% 6 % EQT Midstream GP 69 5,850 5,850 23 22 19.0 15.2 12.6 5.2 6.7 7.7 Energy Transfer Equity 73 15,702 23,625 9 10 12.1 11.1 10.1 9.1 10.0 11.1 Tallgrass Energy GP 62 3,372 3,518 4 3 9.2 8.4 8.9 10.4 10.9 11.2 Western Gas Equity Partners 72 7,426 7,453 12 12 14.2 12.8 11.5 7.0 7.7 8.7 Sources: IBES, latest publicly available financial statements, and Bloomberg market data as of 20-Mar-2018. Projected EBITDA and DPS are based on IBES median estimates; projected LP DCF calculated based on median of brokers who provide LP DCF and/or total DCF and LP units outstanding. All research estimates have been calendarized to December. 1 Adjusted Market Cap based on diluted shares/units outstanding. Arkose GP adjusted equity value excludes Series B dilutive effect because EBITDA is calculated after the Series B units receive their portion of the IDR cash flow. 2 Source: Arkose Projections, latest publicly available financial statements, IBES/Wall Street research, and Bloomberg market data as of 20-Mar-2018. Projected EBITDA, LP DCF, and DPS are based on Arkose Projections in the Arkose management case; IBES case follows the same methodology as peers (defined in footnote 3). Arkose and Midstream Sector Relative Trading 67 High 74% $ 15,702 $ 23,625 19.0 x 15.2 x 12.6 x 23% 10.4% 10.9% 11.2% 22 % Mean 70 7,002 8,636 13.2 11.7 10.5 12 7.8 8.6 9.4 11 Median 72 5,850 5,850 12.1 11.1 10.1 10 7.3 7.8 8.7 10 Low 62 2,659 2,733 9.2 8.4 8.9 4 5.2 6.7 7.7 3 Arkose GP² (Management) 70% $ 2,996 $ 2,993 22.4 x 13.5 x 9.0 x 58% 3.3% 5.5% 8.3% 58 % Arkose GP² (IBES) 70 2,996 2,993 22.3 13.6 9.0 58 3.4 5.5 8.3 57

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Midstream + GP Value Management Projections ($ in millions) Market Value Status Quo EV / EBITDA Metric Midstream GP 2018E 2019E 2020E $ 730 989 1,222 11.9 x 8.8 7.1 12.3 x 9.1 7.4 12.6 x 9.3 7.5 13.3 x 9.8 7.9 14.0 x 10.3 8.3 14.6 x 10.8 8.7 15.3 x 11.3 9.2 16.0 x 11.8 9.6 12.4 x 9.1 7.4 22.0 x 13.4 8.9 Price / DCF Metric 2018E 2019E 2020E $ 594 854 1,036 12.6 x 8.8 7.2 13.2 x 9.2 7.5 13.5 x 9.4 7.7 14.3 x 10.0 8.2 15.2 x 10.5 8.7 16.0 x 11.1 9.2 16.8 x 11.7 9.6 17.7 x 12.3 10.1 12.3 x 9.2 7.8 30.0 x 18.1 12.0 Total Dist. Metric 2018E 2019E 2020E $ 463 649 889 6.2% 8.7 11.8 5.9% 8.3 11.4 5.8% 8.1 11.1 5.4% 7.6 10.5 5.1% 7.2 9.9 4.9% 6.8 9.4 4.6% 6.5 8.9 4.4% 6.2 8.5 6.7% 8.7 11.2 3.3% 5.5 8.3 Source: Arkose Projections, IBES/Wall Street research, and Bloomberg market data as of 20-Mar-2018 68 Arkose and Midstream Sector Relative Trading Memo: For illustrative purposes only. Does not adjust for shareholder reaction, potential tax synergies, or definitive agreement / deal structure. Enterprise Value $ 8,685 $ 9,008 $ 9,185 $ 9,685 $ 10,185 $ 10,685 $ 11,185 $ 11,685 Memo: Assumed Debt of $1.2bn Cash of $11mm Total Equity Value $ 7,500 $ 7,823 $ 8,000 $ 8,500 $ 9,000 $ 9,500 $ 10,000 $ 10,500